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                                                                     EXHIBIT 4.1

                                    ARTICLE 1

                                    PREAMBLES

      SECTION 1.01 ESTABLISHMENT OF PLAN AND PRIOR AMENDMENT AND RESTATEMENTS. Effective January 1, 1996, 20/20 Laser Centers, Inc. ("Prior Company") established the "20/20 Laser Centers 401(k) Plan ("Prior Plan") covering eligible employees of the Prior Company. The Prior Company was acquired by TLC The Laser Center (Delaware) Inc., now known as TLC Vision (USA) Corporation ("Company") and effective as of January 1, 1998, the Company assumed and amended and restated the Prior Plan, through the use of the MFS Fund Distributors, Inc. Non-Standardized 401(k) Profit Sharing Plan and renamed the plan "TLC The Laser Center (Delaware) Inc. and Subsidiaries 401(k) Plan ("Plan").

      The Plan was further amended and restated to comply with the several laws commonly referred to as GUST, executed on September 2, 2003 and generally effective as of January 1, 1998.

      SECTION 1.02 AMENDMENT AND RESTATEMENT OF PLAN. Pursuant to Section 8.01 of the Plan and in accordance with authority granted by the Board of Directors, the Company hereby executes this Amendment and Restatement of the Plan. The purpose of the Amendment and Restatement is to document the merger of the Laser Vision Centers, Inc. 401(k) Profit Sharing Plan, as amended and restated on January 9, 2002, the 401(k) plan maintained by Laser Vision Centers, Inc., the Company's subsidiary ("LVCI Plan"), with and into this Plan, effective as of January 1, 2004.

      SECTION 1.03 EFFECTIVE DATE. This Amended and Restated Plan is effective as of January 1, 2004 and shall continue to be known as the "TLC Vision (USA) Corporation 401(k) Plan."

      SECTION 1.04 APPLICABLE LAW. The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code") and to permit tax-deferred voluntary savings by eligible Employees pursuant to Code Section 401(k). In addition, it is intended that the Plan qualify as a "multiple employer" plan as described in Code Section 413(c) and meet all of the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Where not governed by these laws, by regulations promulgated under them, or by other federal laws, the Plan shall be administered and construed in accordance with Delaware law.

      SECTION 1.05 DEFINED TERMS. Throughout the Plan, various terms are used repeatedly, which terms have very specific and definite meanings when capitalized in the text. For convenience, such terms are collected and defined in Article 12. Wherever such capitalized terms appear in the Plan, they shall have the meanings specified in that article.

      SECTION 1.06 ADOPTION OF PLAN BY RELATED ENTITIES AND OTHER EMPLOYERS. Any parent, direct or indirect subsidiary, brother-sister corporation, or division of the Company (all being Related Entities within the meaning of Section 12.25) and any Other

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Employer (as defined in Section 12.20), with the approval of the Company's board of directors, and by resolution of such Related Entity's or Other Employer's board of directors, partners or members (or other authority in the case of an unincorporated entity), may adopt the Plan and the trust created under the Plan. Any Related Entity or Other Employer who adopts the Plan pursuant to this
Section 1.06 is subject to the provisions of Section 7.07 of the Plan and must complete an Employer Participation Form specifying the date of adoption. Any Related Entity or Other Employer that has adopted or adopts the Plan is deemed an "Employer" hereunder as of the effective date specified in its resolution and on the Form, or as otherwise reflected in Plan records. Appendix A identifies all Related Entities and Other Employers which have adopted the Plan, and such Appendix shall be amended from time to time as necessary. Any special terms applicable to the Related Entity or Other Employer that adopts the Plan shall be set forth in an Appendix B to the Plan.

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                                    ARTICLE 2

                    ELIGIBILITY, PARTICIPATION AND ENROLLMENT

      SECTION 2.01 ELIGIBILITY. In order to be eligible to participate in the Plan, an individual must:

      (a) be an Employee of an Employer or an Other Employer that has adopted the Plan, and

      (b)   have attained age 21, and

      (c) have completed three calendar months of service, commencing with the date the Employee is first credited with one Hour of Service.

      Leased employees and independent contractors of any Employer or Other Employer are not eligible to participate in the Plan.

      SECTION 2.02 PARTICIPATION.

      (a) Meaning of Participation. Participation entitles an individual to receive a summary plan description that describes the terms of the Plan in simple language, and to obtain various other reporting and disclosure documents concerning the Plan. A Participant also will have maintained on the books and records of the Plan's Fund an Account in his name to which allocations may be made in accordance with Article 3. However, mere participation in the Plan does not entitle a Participant to an ultimate benefit from the Plan; a Participant will receive a benefit only if allocations are made to his Account over his period of participation pursuant to Article 3.

      (b) Commencement of Participation. (1) An individual who was participating in the Plan or in the LVCI Plan immediately prior to the Effective Date of this amendment and restatement, and who had not ceased participation for any reason as of the Effective Date, shall participate or continue to participate, as the case may be, in the Plan as amended and restated on the Effective Date. (2) An individual who as of the day prior to the Effective Date satisfied the eligibility requirements of Section 2.01, but who was not participating in the Plan or in the LVCI Plan prior to such date, shall commence participation in the Plan on the Effective Date. (3) Any other individual shall commence participation in the Plan on the later of the Effective Date or the first January 1, April 1, July 1, or October 1 coincident with or immediately following the date he first satisfies the eligibility requirements of Section 2.01;

provided that he is still employed by the Employer on such date; if he is not still employed on such date, but is subsequently reemployed by the Employer, he shall commence participation in the Plan immediately on his date of rehire, unless he incurred a Break in Service of one year or more that equaled or exceeded the greater of

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five years or his prior Years of Service, in either of which case, his prior service shall be ignored and he shall be treated as a new Employee on his date of rehire, such that he will commence participation on the entry date otherwise specified herein for a new Employee following his date of rehire, provided that he is still employed on that entry date.

      (c) Termination of Participation. Participation in the Plan shall terminate for a Participant on the later of (1) his date of termination of employment, or (2) the date he receives from the Plan a distribution, as a terminated or retired Employee, representing the entire nonforfeitable balance of his Account.

      (d) Resumption of Participation. An individual whose participation has terminated pursuant to paragraph (c) above shall resume participation only as provided by Section 7.01.

      SECTION 2.03 ENROLLMENT.

      (a) Meaning of Enrollment. Enrollment is the process of submitting to the Plan Administrator an election to make contributions to the Plan through payroll withholding (as further described in Article 3) and of making an initial specification for the investment of those contributions.

      (b) Enrollment Date. Subject to the rules of Section 3.02, an Employee who has become a Participant as provided in Section 2.02 will be enrolled in the Plan for purposes of making before-tax contributions pursuant to Section 3.02 below as of the first regular payroll date following the date on which the Plan Administrator receives the Participant's properly completed enrollment form, or as of the next payroll date in the event the Participant's enrollment form is not received in time to effectuate his election as determined by the Plan Administrator.

      (c) Changes in Enrolled Status. A Participant may change his enrolled status, including the elected level of his contributions and selected investments, only as provided in Articles 3 and 4.

                                    ARTICLE 3

                          CONTRIBUTIONS AND ALLOCATIONS

      SECTION 3.01 SOURCES OF CONTRIBUTIONS AND ALLOCATIONS TO ACCOUNTS.

      (a) Sources and Forms of Contributions. It is contemplated that both the Employer and Employees may make contributions to the Plan. Contributions of the Employer may be in the form of profit sharing and matching contributions. Contributions by Employees are limited to before-tax and rollover contributions.

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      (b)   Allocation of Contributions and Individual Accounts. Contributions
made by the Employer and by Employees shall be allocated to individual Accounts maintained on the books and records of the Fund for each Participant. Credits to Accounts shall be made in accordance with the allocation process described in this Article 3 for contributions; credits and charges shall be made for the allocation of earnings, gains, losses, and expenses as described in Article 4; and charges shall be made for distributions made pursuant to Article 6. The maintenance of individual accounts is only for accounting purposes, and except as provided otherwise in the Plan or as determined by the Trustee in accordance with the written powers granted to the Trustee, a segregation of the assets of the Fund to each Account shall not be required. The fact that individual accounts are maintained shall not be construed to mean that any Participant or Beneficiary has title to any specific assets of the Fund. Each Account may be further divided into separate sub-accounts, as defined in Article 12 and as more particularly described in this Article 3, to receive and hold contributions having a particular characterization.

      SECTION 3.02 BEFORE-TAX EMPLOYEE CONTRIBUTIONS.

      (a) Amount. For each Plan Year, a Participant may, but is not required to, direct the Employer to make cash contributions to a Before-Tax Employee Contribution Account (which contributions are not includible in the Participant's gross income for federal income tax purposes) in any whole percentage of his Compensation actually paid for the Plan Year or specific dollar amount, up to the maximum permitted under Code Section 402(g) (or such lower maximum as permitted under the limitations of paragraph (c) below and
Section 7.03). Each Participant shall file a written election with the Plan Administrator, on a form or in the manner prescribed by the Plan Administrator, specifying the dollar amount or percentage of his Compensation to be contributed by the Employer. A Participant's first election as a new Participant will become effective for the payroll period that begins on or after he begins Plan participation, provided that the election is received by the Plan Administrator within a reasonable time prior to such date. It shall remain in effect until revoked or changed by the Participant. A Participant may revoke his election and stop making all before-tax contributions at any time by filing a revocation with the Plan Administrator; such revocation shall become effective for the next payroll date if received by the Plan Administrator within a reasonable time prior to such date. A Participant may increase or decrease the amount or percentage of his before-tax contributions as of the beginning of any calendar quarter by filing a new written election with the Plan Administrator within a reasonable time prior to the payroll date that coincides with or immediately follows the first day of the calendar quarter, but no later than the Employer's internal payroll cutoff date. If the election to revoke or change the amount or the percentage of before-tax contributions is not timely received for processing for a given payroll date, it shall be effective for the following payroll date.

      (b) Payment. Contributions directed by Participants under this section shall be made during the Plan Year by the Employer through payroll deductions and paid to the Fund as soon as administratively feasible after the date deducted from the Participants' payroll checks under procedures established by the Plan Administrator in

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accordance with regulations under the Code and ERISA; in no event shall such contributions be deposited with the Fund later than the 15th business day following the end of the calendar month during which they were withheld from payroll.

      (c) Limitations. The Plan Administrator may reduce before-tax Employee contributions of all Participants so that the deductible limits of Code Section 404 are not exceeded. In addition, Participant contributions made in accordance with this section are subject to the following limitations:

            (1) Calculation of Actual Deferral Percentage. Each Plan Year, the Plan Administrator shall compute:

                  (A) the average actual deferral percentage of all Participants who are Highly Compensated Employees and who are eligible to make before-tax contributions under this section, whether or not any such contributions are made ("high-paid percentage"); and

                  (B) the average actual deferral percentage of the remaining Participants who are eligible to make before-tax contributions under this section, whether or not such contributions are made ("lower-paid percentage").

      The actual deferral percentage ("ADP") shall be computed for each eligible Participant as set forth in Code Section 401(k)(3) and applicable Treasury regulations (which are hereby incorporated by reference) by dividing the Participant's compensation for the Plan Year into the total amount of his before-tax contributions made under this section during the same Plan Year, including any Excess Deferrals, but excluding before-tax contribution that are taken into account in the ACP test set forth in
      Section 3.03(c) (provided that the ADP test is satisfied both including and excluding these before-tax contributions). For purposes of this section, the term "compensation" means compensation for service performed for the Employer which is currently includible in the Participant's gross income as provided in Code Section 414(s) and as limited by Code Section 401(a)(17). Also for purposes of this section, if a Highly Compensated Employee is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer or a Related Entity, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement in determining the actual deferral percentage with respect to such Highly Compensated Employee. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

            (2) Actual Deferral Percentage Test. The separate average ADPs for the two groups of Participants identified and computed above must meet one of the following ADP tests:

                  (A) The high-paid percentage for the Plan Year is not more than 1.25 times the lower-paid percentage for the applicable Plan Year; or

                  (B) The high-paid percentage for the Plan Year is not more than 2.00 times the lower-paid percentage for the applicable Plan Year, and the difference between the two percentages does not exceed two percentage points.

      For purposes of (A) and (B) above, the applicable Plan Year shall be the current Plan Year. Any change in the applicable Plan Year must be made by amendment of the Plan and only in accordance with Treasury Regulations.

            (3)   Correction of ADP Test.

                        (A) If the separate average ADPs for the two groups identified above fail to satisfy one of the ADP tests, or if Plan Administrator otherwise determines that a reduction of the amount of before-tax contributions is necessary in order to assure compliance with Code Section 401(k), the Plan Administrator shall reduce the before-tax contributions of Highly Compensated Employees by first calculating the dollar amount of the excess deferrals of each affected Highly Compensated Employee in accordance with Code Section 401(k)(8)(B) and the Treasury Regulations issued thereunder. To correct the Plan's failure to meet the ADP test, the sum of the excess deferrals of all affected Highly Compensated Employees ("Total Excess Deferral Amount") shall be distributed as follows:

                              (i) The before-tax contributions of those Highly Compensated Employees with the highest dollar amount of such contributions shall be reduced to the before-tax contribution level of the Highly Compensated Employees with the second greatest dollar contribution level;

                              (ii) If the dollar reduction in step (i) above is not sufficient to equal the Total

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                        Excess Deferral Amount, then the process shall be
                        repeated by reducing the before-tax contribution level of the Highly Compensated Employees with the second greatest before-tax contribution level (including those Highly Compensated Employees reduced to such second level under step (i)) to the before-tax contribution level of the Highly Compensated Employees with the next greatest dollar contribution level, and so forth, until the Total Excess Deferral Amount is allocated. However, if at any step, a lesser reduction is needed in order to use the remaining Total Excess Deferral Amount, then the aggregate dollar reduction in such step is the remainder of the Total Excess Deferral Amount.

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                        (B)   Once the Total Excess Deferral Amount is allocated
                  to the affected Highly Compensated Employees, the applicable Excess Deferral of each such Highly Compensated Employee shall be refunded to him, together with income (or loss) of the Fund
                                allocated                to those contributions
                  (determined in accordance with Code Section 401(k)(8) and applicable Treasury Regulations), except that in determining the Excess Deferrals to be distributed with respect to an affected Highly Compensated Employee, such amount shall be reduced by any excess before-tax contribution previously distributed by the Plan pursuant to Section 3.02(c)(4) to such affected Highly Compensated Employee for his taxable year ending with or within such Plan Year. Once the Total Excess Deferral Amount is refunded in accordance with this procedure, the ADP test shall be deemed to be satisfied for such Plan Year.

                        (C) If Excess Deferrals are refunded before the close of the first 22 months following the end of the Plan Year of deferral, the refunded amounts, including the allocable income (or loss), shall be treated as earned and taxable in the Employee's tax year in which the Excess Deferral was made, except that if the Excess Deferrals refunded hereunder, together with any Excess Contributions refunded under Section 3.03(c) below, are less than $100, then all such amounts refunded, including the allocable income (or loss), shall be treated as earned and taxable in the Employee's taxable year of receipt. If such Excess Deferrals are refunded after the close of the first 22 months following the end of the Plan Year of deferral, the refunded amounts, including the allocable income (or loss), shall be treated as earned and taxable in the Employee's tax year of receipt, and the Employer shall be subject to the 10% penalty tax of Code
                  Section 4979. In all events, Excess Deferrals, including the allocable income (or loss), shall be refunded not later than the last day of the Plan Year following the Plan Year of deferral.

                        (D) In lieu of the correction described above, within 12 months after the end of the Plan Year (or as may be required by the Internal Revenue Service or otherwise), the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in paragraph (2) of this Section 3.02(c). All Qualified Non-Elective Contributions shall be 100% vested at all times. Such contribution shall be allocated to the Account of each Non-highly Compensated Employee who is a Participant eligible to make a before-tax contribution for the year in question in the same proportion that each such Non-Highly Compensated Employee's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Employees who are Participants eligible to make a before-tax contribution for the year in question (or in the manner otherwise required by the Internal Revenue Service, if applicable). A separate accounting of any special Qualified Non-Elective Contributions may be maintained in the Participant's Account, or such contributions may be combined into the Participant's Before-Tax Contribution Account.

                  (4) Limits on Individual Before-Tax Contributions. On or before March 1 of each year, each Participant shall notify the Plan Administrator in writing of any before-tax Employee contributions made under this Plan (and under any other plans in which he participates) in excess of the dollar limit under Code
               Section 402(g), as adjusted annually in accordance with the procedures of Code Section 415(d) during the Participant's tax year ending before such date and shall specify the amount to be refunded to him. The amount in excess of the foregoing limit shall be included in the Participant's gross income and shall be refunded to the Participant by the Trustee, along with any income (or loss) of the Fund allocable to such amount, not later than April 15 immediately following the March 1 notice deadline. The allocable income (or loss) which is refunded to the Participant shall be treated as earned and received in the Participant's tax year in which the excess contribution was made. Any excess before-tax Employee contribution made by a Highly Compensated Participant, even though refunded under this paragraph (4), shall be included in the ADP tests of paragraph (2) of this Section 3.02(c).

            (5) Impact on Matching Contributions. Notwithstanding Section 3.03(g), any matching contributions relating to deferrals refunded to Participants pursuant to paragraph (3) or (4) above shall be forfeited and used to reduce future Employer matching contributions.

      (d) Reversion. Participant before-tax Employee contributions made by the Employer shall be irrevocable, subject to paragraph (c) above and the exceptions provided in this paragraph. All amounts paid to the Fund pursuant to this section by the Employer shall be used and applied for the exclusive benefit of Participants and their Beneficiaries; provided, that for this purpose, payment of expenses by the Fund shall be considered paid for such exclusive benefit. Notwithstanding the foregoing or any other provision of the Plan to the contrary, a contribution made to the Plan by the Employer may be returned to the Employer if: (1) such contribution is made by the Employer by mistake of fact, provided that the contribution is returned to the Employer within one year after payment of the contribution; (2) subsequent to the Effective Date, the Commissioner of Internal Revenue or his representative issues a determination letter stating that the Plan does not initially qualify under Code Section 401(a), provided that all contributions with respect to which the letter relates are returned to the Employer within one year after the date of denial of initial qualification for the Plan and only if an application for determination on the qualification of the Plan under Code Section 401(a) has been made by the time prescribed by law for filing the Employer's federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe; (3) a deduction claimed by the Employer on its federal income tax return under Code Section 404 for a Plan contribution is subsequently denied, in whole or in part, provided that the contribution or portion for which the deduction is denied is returned to the Employer within one year after the disallowance of the deduction; or (4) the Plan is terminated and there is a balance in a special suspense account created under Section 7.03, in which case such balance, which may include forfeitures, may be returned to the Employer. Any before-tax Employee contributions, other than those made by mistake of fact in excess of the amount of a Participant's election for such contributions, which are returned to the Employer, and any earnings

(or losses) thereon, shall be distributed in cash to the Participant on whose behalf the contributions were made.

      (e) Allocation. Subject to Section 7.03, the Trustee shall allocate a contribution made pursuant to this section to the Participant's Before-Tax Employee Contribution Account as of the Accounting Date immediately following the date the contribution was made.

      (f) Vesting. A Participant's Before-Tax Employee Contribution Account shall be 100% nonforfeitable at all times (subject, however, to investment gains and losses).

      (g) Investments. Before-tax Employee contributions made by a Participant and allocated to a Before-Tax Employee Contribution Account shall be invested as directed by the Participant in accordance with Section 4.01.

      SECTION 3.03 EMPLOYER MATCHING CONTRIBUTIONS.

      (a) Amount. For each calendar quarter in a Plan Year, the Employer may, but is not required to, contribute an amount equal to a percentage, as determined by the Employer's board of directors, of the total before-tax contributions made by each Participant in each calendar quarter. Notwithstanding anything in the Plan to the contrary, the Employer, through its board of directors, shall have complete discretion to determine the amount or level of matching contributions. In no event, shall such contributions be required with respect to any given Plan Year.

      (b) Payment. The Employer's matching contribution, if any, as determined under paragraph (a), may be made in cash or in Employer Stock and shall be paid to the Fund quarterly throughout each year, or as otherwise determined by the Employer's board of directors, but in no event later than the due date (including extensions) for the Employer's federal income tax return for the taxable year of the Employer corresponding to the Plan Year to which the matching contribution relates. Notwithstanding anything to the contrary, if for any calendar quarter the matching contribution is to be made in Employer Stock, the shares of Employer Stock required for any such calendar quarter shall be determined and contributed on the 35th business day after the last day of each of the first three calendar quarters and on the 65th business day after the last day of the fourth calendar quarter.

      (c) Limitations. In no event shall the Employer deduct, for federal income tax purposes, Employer matching contributions that, when aggregated with before-tax Employee contributions and Employer profit sharing contributions made to the Fund, exceed the amount deductible for the Employer's taxable year with respect to which the contribution is made, as determined under Code Section 404. The foregoing limitation shall not prevent the Employer from contributing amounts that are not deductible, and no excise tax under Code Section 4972 shall apply for Plan Years beginning after December 31, 1997, to the extent that total contributions do not exceed the sum of Employee before-tax contributions and Employer matching contributions as otherwise determined under the Plan. In addition, matching contributions made in accordance with this section are subject to the following limitations of this paragraph.

            (1) Actual Contribution Percentage Test. With respect to each Plan Year, the Administrator shall compute:

            (A) the average actual contribution percentage of all Participants who are Highly Compensated Employees and who are eligible to make before-tax contributions under Section 3.02, whether or not any such contributions are made ("high-paid percentage"); and

            (B) the average actual contribution percentage of the remaining Participants who are eligible to make before-tax contributions under
      Section 3.02, whether or not such contributions are made ("lower-paid percentage").

      The actual contribution percentage ("ACP") shall be computed for each eligible Participant as set forth in Code Section 401(m)(3) and applicable Treasury regulations (which are hereby incorporated by reference) by dividing the Participant's compensation (as defined in Section 3.02(c)) for the Plan Year into the Employer's matching contributions paid into the Plan and allocated to the Participant's Account for the same Plan Year. A portion or all of the Employer profit sharing contributions allocated to each Participant's Account for the Plan Year also may be used in the ACP calculation to the extent that they qualify and are not used in the ADP test under Section 3.02(c) above. In addition, a portion or all of each Participant's before-tax contributions also may be used in the ACP calculation as long as the ADP test is met with respect to all before-tax contributions and continues to be met with respect to the before-tax contributions remaining after excluding the before-tax contributions used in this ACP test. The separate average ACPs for the two groups of Participants identified above must meet one of the tests set forth in
      Section 3.02(c)(2) above (substituting "ACP" for "ADP" in each case where the term "ADP" occurs in Section 3.02(c)(2)). This section shall be applied to determine any excess matching contributions only after first determining any excess before-tax contributions under Section 3.02(c)(4) and then under Sections 3.02(c)(1), (2), and (3). For purposes of this section, if a Highly Compensated Employee is a participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer or a Related Entity, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement in determining the actual contribution percentage with respect to such Highly Compensated Employee. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

            (2)   Correction of ACP Test.

            (A) If the separate average ACPs for the two groups identified above fail to satisfy one of the ACP tests, or if the Plan Administrator otherwise determines that a reduction of the amount of matching contributions is necessary in order to assure compliance with Code Section 401(m), the Plan Administrator shall reduce the matching contributions of Highly Compensated Employees by first calculating the dollar amount of the excess matching contributions of each affected Highly Compensated Employee in accordance with Code Section 401(m)(6)(B) and the Treasury Regulations issued thereunder. To correct the Plan's failure to meet the ACP test, the sum of the excess matching contributions of all affected Highly Compensated Employees ("Total Excess Contribution Amount") shall be distributed as follows:

                  (i) The matching contributions of those Highly Compensated Employees with the highest dollar amount of such contributions shall be reduced to the matching contribution level of the Highly Compensated Employees with the second greatest dollar contribution level;

                  (ii) If the dollar reduction is step (i) above is not sufficient to equal the Total Excess Contribution Amount, then the process shall be repeated by reducing the matching contribution level of the Highly Compensated Employees with the second greatest matching contribution level (including those Highly Compensated Employees reduced to such second level under step (i)) to the matching contribution level of the Highly Compensated Employees with the next greatest dollar contribution level, and so forth, until the Total Excess Contribution Amount is allocated. However, if at any step a lesser reduction is need in order to use the remaining Total Excess Contribution Amount, then the aggregate dollar reduction in such step is the remainder of the Total Excess Contribution Amount.

            (B) Once the Total Excess Contribution Amount is allocated to the Highly Compensated Employees, the applicable Excess Contributions of each such Highly Compensated Employee, together with income (or loss) of the Fund allocated to those contributions (determined in accordance with Code
      Section 401(m)(6) and applicable Treasury Regulations), shall be forfeited, to the extent they are not vested, and paid to such Highly Compensated Employees, to the extent they are vested. Any Excess Contributions forfeited hereunder shall be used to reduce future matching contributions. Once the Total Excess Contribution Amount is forfeited or refunded in accordance with this procedure, the ACP test shall be deemed to be satisfied for such Plan Year.

            (C) If any such Excess Contributions are paid before the close of the first 22 months following the end of the Plan Year in which the contribution was made, the amounts paid, including the allocable income (or loss), shall be treated as earned and taxable in the Employee's tax year in which the Excess Contribution was made, except that if the total amount of such Excess Contributions, together with any Excess Deferrals and other amounts refunded under Section 3.02(c) above, is less than $100, then all such amounts, including allocable income (or loss), shall be treated as earned and taxable in the Employee's tax year of receipt. If such Excess Contributions are paid after the close of the first 22 months following the end of the Plan Year, any such amounts, including the allocable income (or loss), shall be treated as earned and taxable in the Employee's tax year of receipt, and the Employer shall be subject to the 10% penalty tax of Code Section 4979.

            (D) Notwithstanding the above, within 12 months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Participants other than Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in paragraph (1) of this Section 3.03(c). All Qualified Non-Elective Contributions shall be 100% vested at all times. Such contribution shall be allocated to the Account of each such Participant in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants other than Highly Compensated Employees. A separate accounting of any special Qualified Non-Elective Contribution made pursuant to this Section 3.03(c)(2)(D) shall be maintained in the Participant's Account.

      (d) Reversion. Employer matching contributions shall be irrevocable, subject to paragraph (c) of this section and to the same exceptions as provided in Section 3.02(d).

      (e) Allocation. Subject to Section 7.03, Employer matching contributions made under this section shall be allocated as of each calendar quarter within the Plan Year to and among the Employer Matching Contribution Accounts of those Participants who elected to make and who were allocated before-tax Employee contributions in a calendar quarter and who were employed by an Employer or Other Employer as of the last day of the calendar quarter to which the matching contributions relate in accordance with the direction set forth by the Employer's board of directors each year.

      (f) Vesting. A Participant's Employer Matching Contribution Account shall become 100% nonforfeitable (subject, however, to investment gains and losses and allocable expenses) upon the Participant's attainment of Normal Retirement Age, upon his disability as provided in Section 5.02, upon his death prior to termination of employment with the Employer, or upon his completion of three Years of Service. In all other cases, such Account shall be nonforfeitable in accordance with the following schedule:

                                          Percent Vested In
                                          Employer Matching
   Participant's Years of Service           Contributions
   ------------------------------           -------------
less than 2 year(s)                             0%
at least 2 years but less than 3 years         50%
3 or more years                               100%

Forfeitures shall occur at the time and in the manner specified by Section 7.01(d)(3) and shall be used to reduce the Employer matching contributions otherwise required by this Section 3.03 in the Plan Year in which the forfeitures occur and in succeeding Plan Years if not totally used in such year.

      (g) Investment. Employer matching contributions allocated to a Participant's Employer Matching Contribution Account shall be invested as directed by the Participant in accordance with Section 4.01.

      SECTION 3.04 EMPLOYER PROFIT SHARING CONTRIBUTIONS.

      (a) Amount. The amount of the Employer's profit sharing contribution to the Plan, if any, for each Plan Year, shall be determined by an annual resolution of the Employer's board of directors. Notwithstanding anything in the Plan to the contrary, the Employer, through its board of directors, shall have complete discretion to determine the amount or level of profit sharing contributions. In no event, shall such contributions be required with respect to any given Plan Year.

      (b) Payment. The Employer's profit sharing contribution, as determined under paragraph (a), shall be paid to the Fund not later than the due date (including extensions) for the

Employer's federal income tax return for the taxable year of the Employer with respect to which the contribution is made.

      (c) Limitation. In no event shall the Employer deduct, for federal income tax purposes, a contribution to the Fund, which, when aggregated with Employer matching contributions and before-tax Employee contributions made to the Fund, exceeds the amount deductible for the Employer's taxable year with respect to which the contribution is made, as determined under Code Section 404.

      (d) Reversion. In no event shall any contribution by the Employer to the Fund, or income on any such contribution, revert to the Employer, except to the extent as provided by this paragraph. All amounts paid to the Fund pursuant to this section by the Employer shall be used and applied for the exclusive benefit of Participants and their Beneficiaries; provided, that for this purpose, payment of expenses by the Fund shall be considered paid for such exclusive benefit. Notwithstanding the foregoing or any other provision of the Plan to the contrary, a contribution made to the Plan by the Employer may be returned to the Employer if: (1) such contribution is made by the Employer by mistake of fact, provided that the contribution is returned to the Employer within one year after payment of the contribution; (2) subsequent to the Effective Date, the Commissioner of Internal Revenue or his representative issues a determination letter stating that the Plan does not initially qualify under Code Section 401(a), provided that all contributions with respect to which the letter relates are returned to the Employer within one year after the date of denial of initial qualification for the Plan and only if an application for determination on qualification of the Plan under Code Section 401(a) has been made by the time prescribed by law for filing the Employer's federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe; (3) a deduction claimed by the Employer on its federal income tax return under Code Section 404 for a Plan contribution is subsequently denied, in whole or in part, provided that the contribution or portion for which the deduction is denied is returned to the Employer within one year after the disallowance of the deduction; or (4) the Plan is terminated and there is a balance in a special suspense account created under Section 7.03, in which case such balance, which may include forfeitures, may be returned to the Employer.

      (e) Allocation. Subject to Section 7.03, Employer profit sharing contributions made under this section shall be allocated as of the last day of the Plan Year to and among the Employer Profit Sharing Contribution Accounts of those Participants who are Employees of the Employer on the last day of the Plan Year in proportion to the Compensation of each such Participant for the portion of the Plan Year in which they were a Participant as compared to the total Compensation of all such Participants for the Plan Year; provided, however, that in the Plan Year of a Participant's retirement, death, or disability, or in the case of an authorized leave of absence, the requirement for employment with the Employer on the last day of the Plan Year shall be waived, but only if the Participant has some Compensation for the Plan Year.

      (f) Vesting. A Participant's Employer Profit Sharing Contribution Account shall become 100% nonforfeitable (subject, however, to investment gains and losses and allocable expenses) upon the Participant's attainment of Normal Retirement Age, upon his disability as provided in Section 5.02, upon his death prior to termination of employment with the Employer, or upon his completion of three Years of Service. In all other cases, such Account shall be nonforfeitable in accordance with the following schedule:

                                                    Percent Vested In
                                                     Employer Profit
    Participant's Years of Service                Sharing Contributions
    ------------------------------                ---------------------
less than 2 year(s)                                         0%
at least 2 years but less than 3 years                     50%
3 or more years                                           100%

Forfeitures shall occur at the time and in the manner specified by Section 7.01(d)(3) and shall be used to reduce future Employer Profit Sharing or Matching Contributions in the Plan Year in which the forfeitures occur, and in succeeding Plan Years if not totally allocable in such year because of the limitations in Section 7.03.

      (g) Investment. Employer profit sharing contributions allocated to a Participant's Employer Profit Sharing Contribution Account shall be invested in such investments as directed by the Participant in accordance with Section 4.01.

      SECTION 3.05 ROLLOVER CONTRIBUTIONS AND DIRECT TRANSFERS.

      (a) Eligibility. Any Employee of an Employer or Other Employer that has adopted the Plan may pay to the Fund, or arrange for the direct rollover to the Fund from another qualified retirement plan, a contribution of an amount that the Plan Administrator reasonably concludes, qualifies for rollover treatment under Code Section 402(c) or 408(d)(3)(A)(ii).

      (b) Payment. An Employee's rollover contribution to the Plan, other than a direct transfer, must be made to the Fund not later than the 60th day after the day on which he received the distribution being rolled over.

      (c) Limitation. An Employee eligible under this Section 3.05 may not roll over to the Plan: (1) a contribution which exceeds in value the amount received (or the proceeds of the sale of property received) in a distribution described in paragraph (a); (2) any amounts representing non-deductible employee contributions made under any other plan and in which the Employee has other than a zero income tax basis; (3) any amount representing a lifetime annuity payment or a periodic distribution over a period of ten years or more as described in Code Section 402(c)(4)(A); or (4) any amount that is a required distribution under Code Section 401(a)(9); or (5) any hardship distribution.

      (d) Reversion. Rollover contributions may in no event revert to the Employer.

      (e) Allocation. The Trustee shall allocate a contribution made pursuant to this section to a Rollover Contribution Account as of the Accounting Date immediately following the date the contribution was made. Prior to such Accounting Date, or if the Employee has not yet become a Participant under the Plan, any such contribution shall be allocated by the Trustee to a temporary account, and as of the next Accounting Date, or if later, as soon as the Employee does become a Participant, any such amount in this temporary account shall become a regular Rollover Contribution Account which shall be part of the Participant's Account.

      (f) Vesting. A Participant's Rollover Contribution Account shall be 100% nonforfeitable at all times (subject, however, to investment gains and losses and allocable expenses).

      (g) Investment. Rollover contributions made by an Employee and allocated to a Rollover Contribution Account shall be invested pursuant to the Employee's investment direction permitted under Section 4.01, except that rollover contributions made by an Employee prior to the date he becomes a Participant that are allocated to a temporary account shall be invested by the Trustee in interest bearing securities or among such investment funds that represent sufficient diversification as determined by the Trustee.

      SECTION 3.06 NO AFTER-TAX EMPLOYEE CONTRIBUTIONS. After-tax contributions by Participant are neither required nor permitted under the Plan.

                                    ARTICLE 4

                      INVESTMENT AND VALUATION OF ACCOUNTS

      SECTION 4.01 INVESTMENT ELECTIONS.

      (a) Investment Options. A Participant who is in active employment of an Employer or Other Employer, or who ceases to be so employed but elects a deferred distribution of his Account, may invest all or part of his Before-Tax Contribution, Rollover Employer Matching Contribution Account and his Employer Profit Sharing Contribution Account, if any, in any one or more of the investment fund or funds as are made available from time to time by the Trustee at the direction of the Plan Administrator.

      The Plan Administrator may from time to time change the available investment funds. In such event, the Plan Administrator shall give reasonable notification to Participants of such change. A Participant shall invest his Account only in whole increments of one percent. In the absence of an election, the Account shall be invested in the stable asset fund, money market fund, or other similar investment alternative offered under the Plan. Any Employer Matching Contributions made in Employer Stock shall remain in the Participant's Account unless or until reinvested by him into one or more of the investment funds available under the Plan. In no event, however, may a Participant direct investment of any portion of his Account into Employer Stock.

      Except as otherwise provided by law, the Trustee shall have no fiduciary responsibility with respect to the selection of such investment funds nor in connection with the investment choices made by Participants or dictated by the Plan. The Trustee's only responsibility shall be with respect to the individual investments of any investment funds that are offered and operated by the Trustee and made available for Participant investment under the Plan, and which are not controlled by an investment manager appointed pursuant to Section 8.06.

      (b) Method of Election. Each Participant shall indicate his initial election for investment of his Account by filing a written designation upon enrollment with the Plan Administrator on a form provided by the Plan Administrator. Thereafter, any changes shall be arranged directly with the Trustee, by telephone or otherwise as permitted under procedures established by the Trustee.

      (c)   Frequency of Election.

      (1) Future Contributions. With respect to future before-tax or profit sharing contributions, a Participant who is actively employed by an Employer or Other Employer may file a new designation at any time, but not more often than once in any calendar month; the new designation shall become effective with respect to contributions made in the calendar month following the month in which the Trustee or his delegate receives the new designation. In the absence of a new election, future contributions shall be invested in the available funds in the same proportions as specified in the Participant's most recently filed election. Such designation also shall apply to Employer Matching Contributions that are made in cash, if any, but not to such contributions that are made in Employer Stock.

      (2) Existing Accounts -- Interfund Transfers. With respect to his existing Account balance, a Participant who is actively employed by the Employer or Other Employer, or who ceases to be so employed but elects a deferred distribution of his Account, may change his election and request a transfer of monies from his before-tax Employer matching and Employer profit sharing accounts among the available funds during the one month period preceding the first day of each calendar quarter. Such change shall become effective as of the first day of the calendar quarter following such request, or in the sole discretion of the Plan Administrator, at such later date as is appropriate to effectuate the Participant's new election without incurring significant losses or transactional costs. The Plan Administrator shall direct the Trustee to transfer monies or other property from the appropriate fund to the other fund(s) as may be necessary to reflect the aggregate transfers of all Participants after the Plan Administrator has caused the necessary entries to be made to each Participant's interest in the funds and has reconciled offsetting transfer elections, in accordance with uniform rules established by the Plan Administrator.

      (d) Effects of Investment Directions. A Participant directing investment of his Account pursuant to this section shall be entitled only to those earnings and investment gains or losses as are experienced by the segregated portion of his Account affected by his direction (less any expense incurred by the Trustee in carrying out the Participant's investment directions), plus any net change allocated to the part of his Account, if any, that has not been segregated and for which he does not direct investments.

      SECTION 4.02 VALUATIONS.

      (a) Frequency of Valuations. The Plan Administrator shall direct the Trustee to value the Fund at least quarterly on regular Accounting Dates specified by the Plan Administrator.

      (b) Valuation at Fair Market Value. All assets shall be valued by the Trustee on the basis of fair market value.

      (c) Adjustment for Earnings, Gains, Expenses and Losses. Each Participant's Account shall be adjusted as of each Accounting Date for earnings, gains, expenses and losses with respect to the investments of that Account, with such adjustment being determined by an allocation of aggregate earnings, gains, expenses, and losses of the respective funds, in proportion to the value of each Participant's Account invested in each fund as of the immediately preceding Accounting Date, but taking into account, in a manner determined to be equitable by the Trustee (with the consent of the Plan Administrator), any contributions to or distributions from Accounts since the immediately preceding Accounting Date. General expenses of the Plan not attributable to any particular fund shall be allocated among Participants' Accounts in proportion to the value of each such Account on the immediately preceding Accounting Date, but again taking into account contributions to and distributions from such Accounts since the immediately preceding Accounting Date, as determined by the Trustee (with the consent of the Plan Administrator).

      (d) Allocation of Contributions. Finally, after the valuation and adjustment procedures of paragraphs (b) and (c) of this Section, contributions made since the last Accounting Date shall be allocated to the respective Accounts of Participants in accordance with the procedures specified in Article 3.

      SECTION 4.03 PARTICIPANT STATEMENTS. The Plan Administrator shall, not less frequently than annually, deliver to each Participant a statement setting forth the value of the Participant's Account, including a breakdown of the various sub-accounts.

      SECTION 4.04 ERISA SECTION 404(c) COMPLIANCE. The Plan and its operation are intended to comply with the provisions of ERISA Section 404(c) and the regulations thereunder applicable to participant directed investments to the extent contemplated by Section 4.01. The Plan Administrator may appoint one or more fiduciaries to assist in compliance with these provisions, which fiduciary or fiduciaries shall generate and disseminate to Participants the information required by the regulations. Except as provided by ERISA Section 404(c) and the regulations thereunder, the Trustee shall have no fiduciary responsibility with respect to the selection of the Plan's investment funds, and neither the Employer, the Plan Administrator, the Trustee, nor any other fiduciary with respect to the Plan shall have any liability in connection with any losses that are the direct and necessary result of the investment choices made by Participants. The Trustee's only responsibility shall be with respect to the individual investments of any investment funds that are offered and operated by the Trustee and made available for Participant investments under the Plan, and which are not controlled by an independent investment manager. The only responsibility of the Plan Administrator shall be to review periodically the performance of the investment funds made available under the Plan and to change the available funds offered when appropriate. A Participant directing investment of his Account pursuant to this section shall be entitled only to those earnings and investment gains or losses as are experienced by the portion of his Account affected by his direction (less any expense incurred in carrying out the Participant's investment direction), plus any net change allocated to the part of his Account, if any, for which he does not direct investments.

                                    ARTICLE 5

                 RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT

      SECTION 5.01 RETIREMENT. A Participant who attains age 65 may retire as of his attainment of such age, which day shall be called the Participant's Normal Retirement Date. A Participant who continues to be actively employed by an Employer or any Other Employer after his Normal Retirement Date shall continue to be a Participant in the Plan as long as he remains so employed by the Employer or any Other Employer. A Participant who attains Normal Retirement Age shall be 100% vested in his Account, and if he retires under this section, he shall be entitled to distribution of his Account balance at the time and in the manner provided by Article 6.

      SECTION 5.02 DISABILITY. A Participant who is determined by the Plan Administrator to be under a total and permanent disability, as defined in this section, shall be considered to have taken a disability retirement as of the date the Plan Administrator so determines the Participant to be totally and permanently disabled. On and after January 1, 2004 for any Participant who had not previously been determined and was not being considered as eligible for a disability retirement, "total and permanent disability" means, and "totally and permanently disabled" occurs if the condition constitutes total disability under the federal Social Security Act. Standards for the determination of disability shall be uniformly applied to all Participants. A Participant who becomes disabled as provided in this section shall be entitled to distribution of 100% of his Account balance (regardless of his vested interest) at the time and in the manner provided by Article 6.

      SECTION 5.03 DEATH AND DESIGNATION OF BENEFICIARY. In the event of a Participant's death prior to his termination of employment with the Employer or Other Employer, the entire balance of such Participant's Account shall become 100% vested and payable to the Participant's Beneficiary as designated to the Plan Administrator and shall be distributed at the time and in the manner provided by Article 6. A Participant's designation of Beneficiary shall be made on a form prescribed by, provided by, and filed with the Plan Administrator. Such designation may be changed from time to time by the Participant by filing a new designation with the Plan Administrator. If any Participant shall fail to designate a Beneficiary, or if all Beneficiaries predecease the Participant, any balance in the Account shall be paid to the Participant's surviving spouse, or if his spouse does not survive, then to his estate. If a Beneficiary survives the Participant but fails to collect all amounts payable on behalf of the Beneficiary from the Participant's Account, the balance shall be paid to the Beneficiary's estate, unless specified otherwise by the Participant in his Beneficiary designation. In any case where the Participant is married and has designated a primary Beneficiary other than his spouse, the Participant's spouse must sign the designation form which either (a) must designate a specific beneficiary that cannot be changed without subsequent spousal consent, or (b) must expressly permit subsequent designations by the Participant without any requirement of further consent by the spouse. In each case, the spouse's written consent must acknowledge the effect of the Participant's designation of a beneficiary other than the spouse, and the spouse's signature must be witnessed by a notary public or an unrelated representative of the Plan.

      SECTION 5.04 TERMINATION OF EMPLOYMENT PRIOR TO RETIREMENT, DISABILITY OR DEATH. A Participant who terminates employment with an Employer or Other Employer, and is no longer employed by either, and who is not entitled to distribution of his nonforfeitable Account balance (as determined under the applicable vesting provisions of Article 3) under any previous section of this
Article 5, shall be entitled to distribution of such balance at the time and in the manner provided by Article 6.

                                    ARTICLE 6

                                  DISTRIBUTIONS

      SECTION 6.01 DATE OF DISTRIBUTION. Following a Participant's termination of employment due to retirement, disability, death, or otherwise, distribution of benefits from such Participant's Account shall be made to the Participant (or to his Beneficiary) as of the date elected, or deemed elected, as the case may be, under Section 6.02.

      SECTION 6.02 DISTRIBUTION OPTIONS.

      (a) Notice of Distribution Options. Each Participant (or in the case of the death of a Participant, each Beneficiary) entitled to receive benefits under the Plan shall be notified by the Plan Administrator of the distribution options available. Such notice shall be furnished not more than 90 days and not fewer than 30 days prior to the date of scheduled distribution, in accordance with Treasury Regulation Section 1.411(a)-11(c), and shall clearly inform the Participant (or Beneficiary) of the right to a period of at least 30 days after receiving the notice to consider the decision whether or not to elect a distribution and, if applicable, a particular distribution option. However, distribution may be made or commence fewer than 30 days, after the notice is given, provided that the Participant (or Beneficiary), after receiving the notice, affirmatively elects a particular distribution option and subject to any other applicable restrictions of the Plan. The Plan Administrator shall provide with such notification a form on which the Participant (or Beneficiary) may apply for benefits and elect a distribution option.

      (b)   Election. Subject to paragraph (a) above and to paragraphs (d) and
(e) below, each Participant shall be entitled to elect, on the form prescribed by and filed with the Plan Administrator within 90 days prior to the commencement of benefits, the distribution option by which the nonforfeitable portion of his Account shall be distributed and the date on which payments should commence or be made. In the case of the death of a Participant, and subject to paragraphs (d) and (e) below, the Participant's Beneficiary shall be entitled to indicate on the form prescribed by and filed with the Plan Administrator within 90 days prior to the elected commencement of benefits, that Beneficiary's election as to the form and date of distribution of the deceased Participant's nonforfeitable Account balance. The Plan Administrator, upon receipt of forms filed pursuant to this section, shall direct the Trustee as to the time and manner of distribution.

      (c) Options. The following shall be the distribution options available to a Participant (or his Beneficiary) who is entitled to receive benefits, except as otherwise limited in paragraph (d) below:

            (1)   A single lump sum payment; or

            (2) A direct rollover of all or a portion of the Participant's nonforfeitable Account balance to the trustee or other fiduciary of (A) a trust that is exempt under Code Section 501(a) and maintained in accordance with a plan described in Code Section 401(a), (B) an individual retirement account as described in Code Section 408(a) or an individual retirement annuity as described in Code Section 408(b), or (C) an annuity plan described in Code Section 403(a), provided that such plan, account or annuity accepts such distributions. This direct rollover option shall not be available with respect to any hardship distribution.

      (d) Restrictions. Distributions under this Article 6 shall be subject to the following restrictions where applicable:

            (1) A Participant (or Beneficiary) may elect only one distribution option, except that where a direct rollover of less than the full nonforfeitable balance of the Account is elected pursuant to paragraph
      (c)(2) above, another option for distribution of the remaining balance may be made. In addition, a Participant (or Beneficiary) may elect the direct rollover option only if his nonforfeitable Account balance equals or exceeds $200, and may elect a partial direct rollover only if the amount to be rolled over is at least $500. No Beneficiary other than the Participant's surviving spouse or an alternate payee may elect the direct rollover option, and any direct rollover distribution on behalf of a Participant's surviving spouse may be directed only to an individual retirement account or individual retirement annuity described above. Finally, a Participant may not elect the direct rollover option with respect to any hardship distribution made under Section 6.04, after December 31, 1998.

            (2) Unless the Participant (or Beneficiary) requests accelerated distribution and the Plan Administrator and the Trustee each agrees to shorter periods, no distribution will commence or be made prior to the latest of: (A) 60 days following the date on which the Account is valued pursuant to Section 6.03; (B) 60 days following the date the Participant's (or Beneficiary's) election form is received by the Plan Administrator; or
      (C) 30 days following the Trustee's receipt of the Plan Administrator's direction as to time and manner of distribution. Provided, however, in no event shall distribution of a Participant's Account commence or be made to the Participant later than the earlier of the date prescribed by paragraph
      (3) below or the 60th day after the close of the Plan Year in which occurs the latest of the following events: (A) the date on which the Participant attains Normal Retirement Age, or if earlier, age 65; (B) the date which is the 10th anniversary of the day the Participant commenced participation in the Plan; (C) the date the Participant terminates employment with the Employer; or (D) the date specified by the Participant in his distribution election made pursuant to this Section 6.02.

            (3) The following required minimum distribution rules, reflecting Code Section 401(a)(9), shall apply and shall supersede any other inconsistent provisions of the Plan:

            (A) Any Participant who is not a 5-Percent owner, who is actively employed by an Employer, and who attains the age of 70-1/2 must commence distribution of his vested Account by the later of the April 1 of the calendar year following the year in which he attained age 70-1/2 or the April 1 of the calendar year following the calendar year in which he retires from employment with the Employer and all Other Employers ("required distribution date"). The required distribution date of any Participant who is a 5-Percent Owner is April 1 of the calendar year following the calendar year in which he attains age 70-1/2. On and after the required distribution date (as described in this paragraph), a Participant must receive, at a minimum, annual distributions satisfying the requirements of paragraph (B) below.

            (B) For purposes of (A) above, the amount distributed each calendar year must be at least an amount equal to the quotient obtained by dividing the Participant's entire nonforfeitable Account balance at the end of the previous Plan Year by (i) for calendar years prior to 2002, the life expectancy of the Participant or joint life expectancy of the Participant and his Beneficiary, or (ii) for calendar years after 2001, by the applicable factor from the table in Proposed Treasury Regulation
      Section 1.401(a)(9)-5, or if longer, the joint life expectancy of the Participant and his spouse, but only if the spouse is the Participant's designated Beneficiary. Life expectancy and joint life expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Treasury Regulations; for purposes of this computation, a Participant's and spouse's life expectancy each may be recalculated no more frequently than annually, but the life expectancy of a non-spouse Beneficiary may not be recalculated.

            (C) If the Participant has begun to receive his distribution on or after the required distribution date described in paragraph (A) above, but dies before his entire Account balance has been distributed, the remaining amount shall be distributed to the Participant's Beneficiary (i) for calendar years prior to 2002, at least as rapidly as under the method of distribution in effect on the date of the Participant's death, or (ii) for calendar years after 2001, over the remaining life expectancy of the Participant's Beneficiary, or if the Participant has no designated Beneficiary, then over the remaining life expectancy of the Participant, in each case with accelerated payments available at the request of the Beneficiary.

            (D) If a Participant dies before distribution of his Account balance has commenced or at any time prior to the required distribution date described in paragraph (A) above, or if the Participant's surviving spouse dies before distribution of the Account balance has commenced to such surviving spouse, then the entire nonforfeitable Account balance must be distributed to the Participant's Beneficiary no later than December 31 of the year containing the fifth anniversary of the Participant's death (or the death of his surviving spouse), except that where the Beneficiary is the Participant's surviving spouse, the required distribution date need not be earlier than December 31 of the year in which the Participant would have attained age 70-1/2 if he had survived. Provided, however, that full distribution need not be made within five years with respect to any portion of the deceased Participant's Account which is payable to a Beneficiary of the Participant and for which the Beneficiary elects (by written election submitted to the Plan Administrator, on a form prescribed by the Plan Administrator) distribution in at least minimum annual amounts (determined under rules described in paragraph (B) above) over the lifetime of the Beneficiary, or over a period not exceeding the Beneficiary's life expectancy, but only if distributions to the Beneficiary begin by December 31 of the calendar year containing the one year anniversary of the Participant's date of death. The election must be made on or before the earliest distribution date described in this paragraph. Where the Beneficiary is the Participant's surviving spouse, the foregoing rules of this paragraph shall be applied as if the spouse were the Participant in the event that the spouse dies before distributions actually begin.

            (E) The provisions of Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-8 are hereby incorporated by reference, and all distributions under the Plan shall be made in accordance with those sections.

            (4) For purposes of paragraphs (C) and (D) of paragraph (2) above, life expectancy of a Beneficiary who is the Participant's spouse shall be determined by the return multiples in Section 1.72-9 of the Treasury Regulations using the spouse's age in each calendar year for which a distribution is required; for any other Beneficiary, life expectancy shall be determined by the return multiple that applies to the Beneficiary's age in the calendar year after the calendar year of the Participant's death, reduced by one for each calendar year of required distributions thereafter.

            (5) Subject to the foregoing rules and those of paragraph (e) below, if no election for a time or method of distribution is made by the Participant (or by the Beneficiary in the case of the Participant's death), the Plan Administrator either may commence to make distribution of benefits on a date and in a manner selected by it, or hold payment of benefits until an election is made under Section 6.02.

            (6) In no event shall any distribution from a Participant's Account, other than a hardship distribution under Section 6.04 or an in-service distribution under Section 6.05, be made prior to the following, whichever may occur first: (A) the Participant's retirement, death, disability, separation from service, or attainment of age 592; (B) the termination of the Plan pursuant to Section 10.02 without establishment of a successor plan; (C) the date of sale by the Employer of substantially all of its assets to a corporation in whose employment the Participant continues; or (D) the date of sale by the Employer of a subsidiary in whose employment the Participant continues, except that a distribution made in connection with a transaction or employment change transfer, described in Treasury Regulation 1.411(d)-4, Q&A 3, shall be permitted.

      (e) Cash-Outs. Notwithstanding the Participant's (or the Participant's Beneficiary's) election to the contrary, if a Participant's nonforfeitable Account balance at the time of the current distribution does not exceed $5,000, then the Plan Administrator shall make an immediate lump sum distribution to a Participant, or in the case of a Participant's death, to the Participant's surviving spouse or other Beneficiary, or to such other plan, account or annuity as the Participant or Beneficiary who is the Participant's surviving spouse or alternate payee may direct under Section 6.02(c)(2) above, of the Participant's entire nonforfeitable Account balance. No such distribution may be made, however, after the starting date of the Participant's benefit without the consent of the Participant and his spouse, or, if the Participant has died, without the consent of the Participant's spouse or other Beneficiary. A spouse's consent must be in writing, clearly indicating the spouse's consent and acknowledging its effect, with the spouse's signature witnessed by an unrelated representative of the Plan or by a notary public. Except as provided in this paragraph, in no event shall any Participant be required, without the written consent of the Participant and his spouse, to take a distribution of his Account prior to his attainment of Normal Retirement Age; consent of the Participant's spouse, in such case, must be obtained within the 90 day period ending on the date that distribution from the Plan is made.

      SECTION 6.03 VALUATION OF ACCOUNTS, FORFEITURES, AND SUBSEQUENT DISTRIBUTIONS.

      (a) Valuation of Account. Following the date of a Participant's retirement, disability, death, or other termination of employment, the Plan Administrator shall direct a valuation of the Fund for purposes of determining the value of the Participant's Account and the forfeitable portion of such Account, if any. The valuation shall be made as of the Accounting Date coinciding with or immediately following the Participant's last day of employment, unless distribution of the Account is to be deferred for any reason, in which case the valuation shall be made as of the Accounting Date coinciding with or immediately preceding the date of distribution. Provided, however, that the Plan Administrator, in its complete discretion, may select an alternative date for valuation of the Participant's Account, if warranted by unusual circumstances or required for the equitable administration of the Plan. Unless the Plan Administrator and the Trustees determine otherwise, in their absolute discretion and in a nondiscriminatory manner, a Participant's Account shall not share in any allocation of earnings, gains, losses, and expenses after the date on which it is valued in accordance with this paragraph (a), nor shall the Participant be entitled to any interest or other credit between the date of valuation and the date of distribution of the Account.

      (b) Forfeitures. The forfeitable portion of the retired, disabled, deceased, or terminated Participant's Account, if any, shall be forfeited and returned to the Fund (for allocation as provided in Article 3) at the time and in the manner prescribed under the applicable service rules in Section 7.01.

      (c) Subsequent Distributions. In the case of a Participant who, pursuant to Article 3, is entitled to any allocations of Employer contributions to his Account for the Plan Year in which he retires, becomes disabled, or dies, and who receives a lump sum distribution for a date prior to the date on which such allocations are determined and made, the Trustee, at the direction of the Plan Administrator, shall either delay the distribution until such time as all final allocations have been determined and made, or make a separate distribution to the Participant (or to his Beneficiary in the case of death) of the nonforfeitable amount finally allocated to the Participant's Account for the Plan Year. Any separate distribution shall be made in a single payment as soon as practical, as determined by the Plan Administrator and the Trustee, after the final allocation.

      SECTION 6.04 LOANS TO PARTICIPANTS.

      (a) General Rules. On and after January 1, 2004, loans shall not be permitted from the Plan. However, any loans outstanding from a Participant's Account, whether transferred from the LVCI Plan or not, shall continue to be administered according to the terms of the promissory note or other applicable loan documents and the Plan in effect prior to January 1, 2004.

      SECTION 6.05 DISTRIBUTION DUE TO HARDSHIP.

      (a) Withdrawal Procedure. A Participant may apply for a distribution because of a hardship (as defined in paragraph (b) below) by filing a written application with the Plan Administrator. A hardship distribution may be made only from the Participant's Before-Tax Employee Contribution Account and his vested Employer Profit Sharing Contribution Account. The amount of any hardship distribution shall be limited to the least of (1) the amount which the Plan Administrator determines is required to relieve the financial need caused by the hardship, including any amount necessary to pay applicable federal, state and local income taxes or penalties reasonably anticipated to result from the distribution; or (2) the cumulative total of the Participant's before-tax employee contributions (i.e., excluding all earnings on such contributions) plus the vested portion of his Employer Profit Sharing Contribution Account balance, or (3) the Participant's current Before-Tax Employee Contribution Account balance, plus the vested portion of his Employer Profit Sharing Contribution Account balance.

      (b)   Hardship Definition. A hardship shall be considered to exist only if
(1) the Participant has an immediate and heavy financial need for the funds, and
(2) the hardship distribution requested is necessary to satisfy such financial need.

      (c) Financial Need. Requirement (1) of paragraph (b) shall be satisfied where the requested distribution is on account of:

            (1)   Medical expenses described in Code Section 213(d) which are
      (A) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152), or necessary for those persons to obtain medical care described in Code
      Section 213(d), and (B) are not covered by the Employer's medical programs or other medical programs in which the Participant, spouse or dependents participate;

            (2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

            (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code Section 152); or

            (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of that residence; or

            (5) Such other conditions that the Plan Administrator finds justify an immediate and heavy financial need under rules published from time to time by the Internal Revenue Service.

      (d) Necessity. Requirement (2) of paragraph (b) shall be deemed satisfied if, and only if, all of the following conditions are satisfied:

            (1) The Participant already has obtained all distributions, other than hardship distributions and all nontaxable loans that currently are available under all plans maintained by the Employer or Other Employer, including this Plan, based on his current credit situation;

            (2) The Participant agrees, in writing, to suspend all before-tax and any after-tax contributions under this Plan and any other plan of the Employer for a period of six months after receipt of the hardship distribution; and

            (3) The Participant further agrees, in writing, to a reduction under this Plan and any other plans maintained by the Employer, or Other Employer, of the otherwise applicable limit (under Code Section 402(g)) on his before-tax contributions for his taxable year following the taxable year of the hardship distribution by an amount equal to his before-tax contributions made to this Plan and any other plan of the Employer, or Other Employer, in the taxable year of the hardship distribution.

      (e) Determination of Hardship. A Participant's request for a hardship distribution shall be accompanied or supplemented by such written evidence as the Plan Administrator may reasonably request. The Plan Administrator, in its discretion, may grant a request for a hardship distribution and may direct the Trustee to permit such Participant to make a withdrawal if, in its discretion, the Plan Administrator finds, based on all relevant facts and circumstances, that a condition of hardship as defined in paragraph (b) above exists. In making its determinations, the Plan Administrator generally may rely upon the Participant's written representations, unless the Plan Administrator has actual knowledge to the contrary. The Plan Administrator shall adopt and follow uniform and non-discriminatory rules in making determinations, and its decisions shall be final and binding.

      (f) Costs. Any distribution pursuant to this section shall be subject to all costs of liquidating the Participant's Account, including but not limited to early withdrawal penalties, brokerage fees, market value adjustments, and similar charges.

      SECTION 6.06 AGE 59-1/2 IN-SERVICE DISTRIBUTIONS.

      Upon the written request of a Participant who has not separated from employment with the Employer, but who has attained at least age 59-1/2, the Plan Administrator shall direct the Trustee to commence or make distribution to the Participant of all or part of the Participant's Account, as requested by the Participant, in accordance with Article 6; provided, however, in no event shall such an in-service distribution under this Section 6.06 be permitted with respect to his Employer Matching or Profit Sharing Contribution Account unless the Participant is 100% vested in such account.

      SECTION 6.07 PREMATURE DISTRIBUTIONS.

      (a) General Rule. Any distribution made to a Participant prior to his attainment of age 59-1/2, for any reason other than one described in paragraph
(b) of this section or Code Section 72(t), shall be subject to the 10 percent penalty tax of Code Section 72(t).

      (b) Exceptions. The following distributions shall not be subject to the 10 percent penalty tax described above:

      (1) Any distribution made to a Beneficiary (or to the estate of the Participant) on or after the death of the Participant;

      (2) Any distribution made on account of the Participant's disability within the meaning of Code Section 72(m)(7);

      (3) Any distribution to the Participant after his separation from service on account of early retirement on or after attainment of age 55;

      (4) Any distribution which is part of a series of substantially equal periodic payments, made at least annually for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of such Participant and his Beneficiary, unless the periodic payments subsequently are modified (other than by reason of the Participant's death or disability) before the Participant reaches age 59-1/2 or at any time after that age but within the 5-year period beginning with the date of the first payment, in which case the penalty tax shall apply retroactively from the first payment;

      (5) Any distribution made to the Participant (other than a distribution described in paragraphs (1) to (4) above) to the extent such distribution does not exceed the amount allowable as a deduction under Code Section 213 to the Participant for amounts paid during the taxable year for medical care (determined without regard to whether the Participant itemizes deductions for such taxable year);

      (6) Any distribution to an alternate payee pursuant to a qualified domestic relations order (within the meaning of Code Section 414(p)(1)); or

      (7) Any distribution made to cure an excess before-tax Employee contribution or Employer matching contribution in accordance with the procedures of Section 3.02(c), or 3.03(c).

    SECTION 6.08 QDROS AND DISTRIBUTIONS TO ALTERNATE PAYEES.

      (a) General Rule. In the event that a qualified domestic relations order ("QDRO") is issued with respect to a Participant, any alternate payee who is designated in the QDRO may elect to receive the portion of the Participant's Account awarded to the alternate payee under the QDRO immediately if the order so provides. If the alternate payee elects such option, payment shall be made as soon as administratively feasible after the Plan Administrator has determined that the order is qualified, even though the Participant may not be entitled to a concurrent Plan distribution under the previous provisions of Article 6. If the alternate payee does not elect the immediate payment option, the benefit awarded under the QDRO shall be paid to the alternate payee when the Participant reaches the earliest retirement age (as defined below) or when the Participant otherwise first becomes entitled to a distribution under the terms of the Plan. Notwithstanding the preceding sentence, if the portion of the Participant's Account awarded to the alternate payee has a value of $3,500 or less, or for Plan Years beginning after August 5,

1997, $5,000 or less, payment to the alternate payee automatically shall be made in an immediate lump sum payment pursuant to the cash-out provisions of Section 6.02(e) above. To the extent permitted by law, the expenses of the Plan associated with the receipt, review and administration of a QDRO may be charged to the Participant's (and alternate payee's) Account(s) in accordance with nondiscriminatory procedures established by the Plan Administrator.

      (b) Special Definitions. For purposes of this section, the following terms shall have the meanings indicated:

            (1) "qualified domestic relations order" means a domestic relations order --

            (A) which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the Account balance payable with respect to a Participant under the Plan;

            (B) which clearly specifies: (i) the name and the last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee covered by the order; (ii) the amount or percentage of the Participant's Account to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined; (iii) the number of payments or period to which such order applies; and (iv) each plan to which such order applies; and

            (C) which does not require: (i) the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;
      (ii) the Plan to provide increased benefits (determined on the basis of actuarial value); and (iii) the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

            (2) "domestic relations order" means any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law).

            (3)   "earliest retirement age" means the earlier of --

            (A) the date on which the Participant is entitled to a distribution under the Plan, or

            (B)   the later of: (i) the date the Participant attains age 50; or
      (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

            (4) "alternate payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the Account balance payable under the Plan with respect to such Participant.

                                    ARTICLE 7

                               SPECIAL PROVISIONS

      SECTION 7.01 SERVICE RULES.

      (a)   Hour of Service.

      (1)   For purposes of the Plan, an "Hour of Service" means:

            (A) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, credited to the Employee for the computation period during which the duties are performed;

            (B) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

            (C) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period during which the award, agreement or payment is made.

      (2) Notwithstanding (1) above, an Employee's Hours of Service shall not include:

            (A) hours in excess of 501 Hours of Service under (1)(B) above, or under (1)(C) above with respect to periods described in (1)(B) above, on account of any single continuous period during which the Employee performs no duties for the Employer, whether or not such period occurs in a single Plan Year or other computation period used under the Plan;

            (B) hours for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, irrespective of whether the employment relationship has terminated, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws;

            (C) hours for a period during which payments are made to the Employee solely to reimburse the Employee for medical or medically related expenses incurred by the Employee; and

                  (D) hours credited under (1)(C) above if such hours also are credited to the Employee under either (1)(A) or (1)(B) above.

            (3) Any questions concerning the determination or crediting of Hours of Service shall be resolved in accordance with Sections 2530.200b-2 (a), (b), and (c) of the Department of Labor Rules and Regulations for Minimum Standards, which are incorporated by reference. Hours of Service shall be determined from records of the Employer for hours worked and for hours for which payment is made or due.

            (4) In lieu of the foregoing, the Employer shall determine Hours of Service for Employees who are not paid on an hourly basis, or who do not work a fixed number of hours for any period of time, by crediting to an Employee 45 Hours of Service for each week for which the Employee would be credited with at least one Hour of Service under the regular definition for Hour of Service in paragraphs (1) to (3) of this Section. Provided, however, that use of this equivalency shall be subject to the special rules of Sections 2530.200b-3(e)(4) and (6) of the Department of Labor Rules and Regulations for Minimum Standards in the case of any payments to an Employee not made on the basis of units of time, and in the case of periods of time which extend into two computation periods under the Plan, respectively. Provided further, that Hours of Service shall not be determined under the above equivalency if such determination would result in discrimination prohibited under Code Section 401(a)(4).

            (5) Solely for purposes of determining whether a Break in Service has occurred, there also shall be credited to an Employee, for any child-related absence, the Hours of Service which otherwise normally would have been credited to the Employee during the same period (or if such hours cannot be determined, then 8 Hours of Service per day during the absence), up to a maximum of 501 Hours of Service for any one child-related absence. Hours so granted shall be credited in the Plan Year in which the absence begins, but only if the hours are needed to prevent the Employee's Break in Service during such year; in all other cases, the hours shall be credited in the immediately following Plan Year. For purposes of this paragraph, "child-related absence" means an absence from work due to pregnancy of the Employee, birth of a child of the Employee, placement of a child with the Employee in connection with the child's adoption by the Employee, or caring for such child for a period beginning immediately following the birth or placement.

            (b) Year of Service. For purposes of the Plan, a Year of Service means, subject to the rules in paragraph (d) of this section and to the subsequent rules in this paragraph (b), each Plan Year in which an individual is credited with 1,000 or more Hours of Service with the Employer. Provided, however, that an individual's Years of Service also shall include Plan Years, each measured on a 1,000 Hours of Service per Plan Year basis, during which such individual was:

            (1) Employed by the Employer in a category of employees excluded from the Plan;

            (2) Employed by an employer which is a member of a controlled group of corporations (as defined in Code Section 1563(a) without regard to Subsections (a)(4) and (e)(3)(C)) including the Employer, by an employer which is a trade or business under common control (as defined in Code Section 414(b) or (c)) with the Employer, or by an employer which is an affiliated service group (as defined in Code
         Section 414(m) (2) and (5)) including the Employer;

            (3) A leased employee (as defined in Code Section 414(n)(2)) who performed services for the Employer, to the extent provided by Code
         Section 414(n) and the regulations thereunder;

            (4) Employed by a predecessor employer of the Employer, the plan of which predecessor is the Plan maintained by the Employer; and

            (5) Employed by a predecessor employer of the Employer, even though the Plan is not the plan maintained by the predecessor employer, but only if service with such predecessor employer is required to be included in the individual's Years of Service by regulations under Code
         Section 414(a)(2).

             Notwithstanding paragraphs (1) to (5) above, if so agreed by the parties, an Employee's Years of Service also shall include all Years of Service with an entity that is acquired by the Company or by an Other Employer, provided however that such prior service shall only be credited to Employees of any Related Entity or the entity acquired by an Other Employer who are employed by such Related Entity or the entity acquired by an Other Employer on the date the Company or Other Employer, directly or indirectly, acquires an ownership interest in the acquired entity. In addition, notwithstanding paragraphs (1) to
(5) above, an Employee's Years of Service shall not include Years of Service disregarded under the Break in Service rules of paragraph (d) below.

            (c) Break in Service. For purposes of the Plan, a Break in Service means a Plan Year in which an Employee fails to complete more than 500 Hours of Service.

            (d)   Effects of Separation from Employment.

            (1)   Participation.

                  (A) An Employee who separates from employment, but who returns before incurring a Break in Service, shall not have his eligibility for continued participation affected, or if he has not satisfied the Plan's eligibility requirements as of his date of separation, the determination of when he has satisfied such requirements and the date on which he is to commence participation shall not be affected; provided, in the case of a Participant whose participation in the Plan has terminated during the period of his separation due to a distribution of the entire nonforfeitable balance of his Account, participation shall resume on the first date he is credited with an Hour of Service following the separation, provided that the Employee then meets the eligibility requirements of Article 2.

                  (B) If an Employee who incurs a Break in Service was not a Participant in the Plan prior to the break, or if his participation in the Plan has terminated pursuant to Article 2, participation shall commence or resume, as the case may be, on the first date that the Employee is credited with an Hour of Service following the Break in Service, provided that the Employee then meets the eligibility requirements of Article 2 (pre-break service shall count only as provided in Subsection (d)(2) below); otherwise, participation shall commence on such date as provided in Article 2 as if the individual were a new Employee. An Employee whose participation does not terminate pursuant to the Plan shall continue as a Participant in the Plan during and after a Break in Service.

            (2) Years of Service. An Employee shall not lose Years of Service credit in any of the following situations:

                  (A) the Employee temporarily separates from employment but returns before incurring a Break in Service;

                  (B) the Employee incurs a Break in Service but the break is not accompanied by an actual separation from employment; or

                  (C) the Employee incurs one or more Breaks in Service but at the time had a nonforfeitable right to part or all of the portion of his Account attributable to Employer contributions.

         Years of Service prior to a Break in Service shall be disregarded only if the Employee had no nonforfeitable right to the portion of his Account attributable to Employer contributions and his number of consecutive one-year Breaks in Service equals or exceeds the greater of five years or the Employee's number of Years of Service at the time of the break (not taking into account any Years of Service disregarded under a previous application of this rule).

            (3) Forfeitures. The forfeitable portion of a Participant's Employer Matching Contribution Account, and his Employer Profit Sharing Contribution Account if any, shall be forfeited and returned to the Fund in accordance with the rules of this paragraph.

                  (A) If the nonforfeitable balance of the Participant's Account is distributed in a single lump sum payment no later than the close of the Plan Year following the Plan Year in which participation in the Plan terminates, the forfeiture shall occur as of the Accounting Date the Account is valued for distribution pursuant to Article 6.

                  (B) If the nonforfeitable balance of the Participant's Account exceeds $5,000, and if the Participant refuses to consent to payment of this amount prior to his attainment of Normal Retirement Age, the forfeiture shall occur as of the last day of the Plan Year in which the Participant incurs his fifth consecutive one-year Break in Service.

                  (C) If a Participant incurs a Break in Service at a time when he has no nonforfeitable right to any portion of his Account attributable to Employer Matching Contributions or Employer Profit Sharing Contributions, a forfeiture of his entire Employer Matching Contribution Account balance and his Employer Profit Sharing Contribution Account balance shall occur on the last day of the Plan Year in which he first incurs a Break in Service.

            (4) Repayments. A Participant who has received a distribution of less than the full balance of his Account, and who returns to employment covered by the Plan prior to incurring five consecutive one-year Breaks in Service, may elect to repay to the Fund the full amount distributed, provided that such repayment is made prior to the earlier of: (A) five years after the date he resumes employment with the Employer, or (B) the last day of the Plan Year in which he incurs the fifth consecutive one-year Break in Service after receiving a distribution of less than the full balance of his Account. Any amount so repaid shall be aggregated in the Participant's Account with any forfeiture restored pursuant to paragraph (3) above.

            (5)   Nonforfeitable Percentage. Except in the case of a Participant
         (A) whose nonforfeitable percentage was 100% pursuant to Article 5, (B) who had no prior Account balance, (C) who had a prior Account balance, the vested portion of which, if any, was disbursed and the non-vested portion of which was forfeited pursuant to Section 7.01(d)(3)(A) or
         (C), or (D) who had a prior Account balance that was disbursed and who now is not entitled to make a repayment or to have a previous forfeiture restored (because the period of time set forth in paragraph
         (4) above during which repayment/restoration would be permitted has elapsed), there shall be created, for each Participant who incurs a Break in Service or who receives a distribution (regardless of a Break in Service), two sub-accounts within his Account. These sub-accounts shall separate any additions to the Account made after the Break in Service (or after the distribution) from the previous balance. The Participant's nonforfeitable percentage shall be determined separately for these sub-accounts, in accordance with the following rules:

                        (i) Years of Service earned by the Participant subsequent to any Breaks in Service of less than five consecutive years shall be credited for purposes of determining the nonforfeitable percentage of the Participant's pre-Break sub-account;

                        (ii) Years of Service earned by the Participant subsequent to any five consecutive one-year Breaks in Service shall be disregarded for purposes of determining the nonforfeitable percentage of the Participant's pre-Break sub-account;

                        (iii) Years of Service earned by the Participant
                  subsequent to the Break in Service, plus any Years of Service earned prior to the Break in Service which are retained pursuant to paragraph (2) above, shall be used for purposes of determining the nonforfeitable percentage of the Participant's post-Break sub-account; and

                        (iv) Until a Participant entitled to make a repayment pursuant to paragraph (4) above makes the full repayment, or in any case for a Participant who fails or is ineligible to make a repayment, the Participant's nonforfeitable interest in his pre-Break sub-account (or initial sub-account, where there has been a distribution but no Break in Service) shall be equal to an amount, V, determined by the formula:

                            V = P[AB + D] - D, where:

                            P is the Participant's nonforfeitable percentage as otherwise determined under the Plan at the relevant time,

                            AB is the Participant's pre-Break (or initial)
                  sub-account balance at the relevant time,

                            D is the amount of the distribution which was made
                        to the Participant, and

                  the relevant time is the time at which the Participant's nonforfeitable percentage in his Account cannot increase.

      (e) For purposes of this Section 7.01, the term "Employer" shall be interpreted to apply also to any Other Employer.

      SECTION 7.02 CHANGES IN EMPLOYMENT STATUS AND TRANSFERS BETWEEN RELATED ENTITIES.

      (a) Changes in Employment Status. As provided in Article 2, only Employees who are employed by an Employer or Other Employer that has adopted the Plan are eligible to participate. Any Employee or a Related Entity that has not adopted the Plan is excluded from participation in the Plan. However, an Employee who is transferred from non-covered status to covered status may become a Participant provided that the Employee meets the other requirements for participation under Section 2.01. Participation shall commence as of the date of transfer, if all of the requirements for participation under Section 2.01 are met, or, if later, the entry date that follows the date that the Employee meets all of the requirements for participation specified in Section 2.01. In no event shall the Employee's Compensation earned while employed in a non-covered employment position be considered under the Plan for contribution purposes. In the case of a transfer of a Participant to non-covered status, his Account shall be valued and frozen, (except for allocation of subsequent earnings, gains, losses, and expenses) as of the date on which his employment status changes. He shall not be entitled to any distribution of his Account under Article 6 until his date of retirement, disability, death, or other termination of employment with any Employer and any Other Employer, after which date distribution may be made in accordance with the vesting and distribution provisions of the Plan as they would otherwise apply to an Employee or his Beneficiary, but while in a non-covered status, he shall be entitled to request a hardship withdrawal or any other in-service withdrawal permitted under the Plan.

      (b) Transfers Between Related Entities. Employees from time to time may transfer or may be transferred to Related Entities or may transfer or be transferred from such Related Entities to an Employer. Such Employees are referred to in this paragraph (b) as "transferred Employees." The participation status of any such transferred Employee who transfers from one Employer maintaining the Plan to another Employer maintaining the Plan shall not change as a result of such transfer, except that the Employer to whom the Employee transfers shall assume any liability for contributions on behalf of such Employee on the date of such employment transfer with respect to Compensation earned by the Employee on and after the date of transfer.

      The participation status of any transferred Employee who transfers from one Employer maintaining the Plan to a Related Entity that does not maintain the Plan shall be determined in accordance with the following rules:

      (1) A transferred Employee shall cease to be a Participant in the Plan for purposes of contributions as of the date of his transfer, and his Account shall be held by the Trustee and distributed only upon occurrence of the events prescribed in the Plan, but considering for such purpose that the Employer and all Related Entities are a single employer.

      (2)   For purposes of determining the amount of any allocation under
    Article 3 or 4 of the Plan, a transferred Employee's Account balance shall be limited to his Account balance in the Plan at the time of the allocation, adjusted from time to time for investment earnings, gains, losses, and expenses, and his Compensation shall be restricted to the Compensation earned during the Plan Year from the Employer.

      (3) In no event shall any of the foregoing provisions be interpreted in such a way as to result in the duplication of contributions or benefits for any transferred Employee under the Plan and any other plan maintained by a Related Entity for the same period of employment.

      SECTION 7.03 LIMITATIONS ON ANNUAL ALLOCATIONS TO ACCOUNTS.

      (a) Single Plan. Notwithstanding any provision of the Plan to the contrary, the total additions made to the Account of any Participant in any limitation year shall not exceed the lesser of 25% of the Participant's compensation for such limitation year, or $30,000, except that for Plan Years commencing after December 31, 1994, such $30,000 limitation shall be adjusted automatically, without the necessity of a specific Plan amendment, whenever the Secretary of the

Treasury increases this dollar limitation to reflect cost-of-living adjustments in accordance with Code Section 415(d) and the regulations thereunder.

      (b) Special Definitions. For purposes of this section, the following terms have the meanings indicated:

      (1) "total additions" means, with respect to each limitation year, the sum of:

            (A)   Employer contributions allocated to the Participant's Account;

            (B)   forfeitures (if any), allocated to the Participant's Account;

            (C) the total of the Participant's employee contributions, if any, for the limitation year; and

            (D) in addition, the following amounts shall be treated as annual additions to a defined contribution plan of the Employer -- amounts allocated to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of any pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued in any taxable year are attributable to postretirement benefits allocated to the separate account of a key employee, as defined in Code
      Section 419A(d)(3), under a welfare benefit fund, as defined in Code
      Section 419(e), maintained by the Employer.

      (2)   "limitation year" means the Plan Year.

      (3) "compensation" means, with respect to each limitation year, a Participant's total wages, salary, bonuses, overtime, commissions and other amounts received for services rendered in the course of employment for the Employer or Other Employer, including (i) amounts received from accident or health insurance for personal injuries or sickness to the extent includible in the Participant's gross income, (ii) amounts received as disability payments whether or not includible in the Participant's gross income, (iii) amounts paid or reimbursed by the Employer or Other Employer for moving expenses to the extent not deductible by the Participant, (iv) amounts includible in the Participant's gross income for making an election on the transfer of property in connection with the performance of services, (v) the before-tax contributions contributed by the Employer or Other Employer on behalf of a Participant pursuant to Section 3.02 and any other deferrals under Code Section 402(g)(3), as well as any amounts contributed or deferred under Code Section 125 or 457 by the Employer or Other Employer at the Employee's election and not included in the Employee's gross income, and
    (vi) elective amounts that are not includible in the Employee's gross income for the year by reason of Code Section 132(f)(4). Items not includible in compensation include Employer or Other Employer contributions under this Plan (except a Participant's before-tax contributions) or made to any other deferred compensation plan on behalf of the Participant if the contributions are not includible in the Participant's gross income before application of the Code Section 415 limits, amounts realized from the Participant's exercise of a non-qualified stock option or from the Participant's transfer of stock acquired under a qualified stock option, and premiums paid by the Employer or Other

    Employer on behalf of the Participant for group term life insurance to the extent not includible in the Participant's gross income.

      (4) "employee contributions" means after-tax amounts contributed to the Plan by the Participant, which are not permitted, and excludes rollover contributions made pursuant to Section 3.05 and before-tax contributions made pursuant to Section 3.02.

      (5) "Employer contributions" means amounts contributed to the Plan by the Employer or Other Employer pursuant to Section 3.03 (matching contributions) and Section 3.04 (profit sharing contributions) and before-tax amounts contributed on behalf of Participants pursuant to Section 3.02.

      (c) Multiple Plans. In the event that the Employer maintains one or more other defined contribution plans in addition to this Plan, and any such plan covers one or more Participants in this Plan, then the limitations of paragraphs
(a) and (b) shall be applied by treating all defined contribution plans, including this Plan, as a single defined contribution plan.

      (d) Multiple Employers. In the event that the Employer is a member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b) as modified by Section 415(h)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c) as modified by Section 415(h)), or (3) an affiliated service group (as defined in Code Section 414(m)), and any other member of such group maintains a plan or plans covering one or more Participants in this Plan, then the limitations of paragraphs (a), (b), and (c) above, and the aggregation rules of paragraph (d) above, shall be applied by treating all the plans of such other employers as plans maintained by the Employer.

      (e) Employee Leasing. In the event the Employer is provided with services by leased employees (within the meaning of Code Section 414(n)), then for purposes of this Section 7.03 only, the leased employees shall be treated as Participants in the Plan and contributions or benefits provided by the leasing organization to a plan maintained by it, which are attributable to services performed for the Employer, shall be treated as provided by the Employer as permitted under Code Section 414 and regulations issued thereunder.

      (f) Remedying Excess Total Additions. If for any limitation year, as a result of the allocation of forfeitures or a reasonable error in estimating a Participant's annual compensation, or on account of other limited facts and circumstances that the Commissioner of Internal Revenue finds to justify the availability of the rules set forth in this paragraph (g), the total additions to a Participant's Account exceed the applicable limitation as determined under the foregoing paragraphs of this section, then the excess shall be allocated and reallocated to other eligible Participants as an additional Employer contribution for the limitation year. If the total excess additions cannot be allocated during the year in accordance with the foregoing procedure without exceeding the applicable limitations of this section for one or more Participants, any remaining amount shall be held unallocated in a special suspense account to be allocated to eligible Participants in the succeeding limitation year or years; provided, however, that (1) no Employer contributions and no employee contributions shall be made in such succeeding limitation year or years until such special suspense account is exhausted by allocations and reallocations; (2) no investment gains and losses and other income shall be allocated to the special suspense account; and (3) the amounts in the suspense account shall be allocated as soon as possible without violating the limitations of this Section.

      (g) Additional Adjustments. The Employer shall have the right to make any other adjustments to the Account of any Participant, or to the total additions to any such Account, which may be required in order to prevent disqualification under Code Section 415 of the Plan or any other plan maintained by the Employer. Where adjustments are required, such adjustments will be made first in the contributions under this Plan.

      (h) Notice to Participants. The Employer shall advise affected Participants of any adjustments to their Accounts required by the limitations under this section.

      SECTION 7.04 TOP-HEAVY PLAN RULES.

      (a) General Rule. If, for any Plan Year, the Plan is a top-heavy plan as determined under paragraph (b), then the requirements in paragraph (c) shall apply to the extent indicated by that paragraph. For purposes of this section, the term "Employer" shall include any member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code
Section 414(b) as modified by Code Section 415(h)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code
Section 414(c) as modified by Code Section 415(h)), or (3) an affiliated service group (as defined in Code Section 414(m)).

      (b) Top-Heavy Test. The Plan's status as a top-heavy plan for any Plan Year shall be determined in accordance with the following five step procedure:

            (1) Required Plan Aggregation. First, there shall be aggregated with this Plan (A) each plan of the Employer in which a key employee is a participant and (B) each other plan of the Employer which enables a plan described in (A) to meet the requirements of Code Section 401(a)(4) or Code Section 410, and (C) each plan described in (A) or
         (B) which was terminated during the five consecutive Plan Year period ending with the determination date.

            (2) Key Employee Sum. Second, there shall be computed, as of the determination date, the sum of the account balances of all key employees under all defined contribution plans, including this Plan, required to be aggregated under (1), and the present values of the cumulative accrued benefits of all key employees under all defined benefit plans required to be aggregated under (1). For purposes of this computation, account balance means the account balance as of the most recent valuation date occurring within a 12-month period ending on the determination date, plus an adjustment for contributions due as of the determination date. In the case of a profit sharing plan or other plan not subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions actually made after the valuation date but on or before the determination date, except that in the first plan year, the adjustment shall include any contributions made after the determination date that are allocated as of a date within the first plan year. In the case of a money purchase pension plan or other plan subject to the minimum funding requirements of Code
         Section 412, the adjustment is the amount of any contributions that would be allocated as of a date not later than the determination date, even though such amount is not yet required to be contributed, plus the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period under Code Section 412(c)(10). Also for purposes of this computation, the present value of a cumulative accrued benefit shall be determined as of the most recent valuation date occurring within a 12-month period ending on the determination date with the accrued benefit for a current participant determined as if the individual had terminated employment as of such valuation date, except that in the first plan year of a defined benefit plan, the accrued benefit of a current participant must be determined as if the individual had terminated employment as of the last day of the plan year. Finally, for purposes of this computation:

                  (A) there shall be included in the sum any distributions (other than rollover amounts or plan-to-plan transfers not initiated by the employee or made to another plan maintained by the Employer) made to an employee from this Plan, from another plan required to be aggregated under (1), or from a terminated plan which, if it had not been terminated, would have been required to be aggregated under
            (1), within the five year period ending on the determination date;

                  (B) there shall be excluded from the sum any rollover contribution and any plan-to-plan transfer initiated by the employee and accepted after December 31, 1983 by this Plan, or by any other plan required to be aggregated under (1), from a plan other than one maintained by the Employer;

                  (C) there shall be excluded from the sum the account balance and present value of the accrued benefit of any employee who formerly was a key employee but who is not a key employee for the year ending on the determination date; and

                  (D) there shall be excluded from the sum the account balance and the present value of the accrued benefit of any individual who has not performed service for the Employer at any time during the five year period ending on the determination date.

            (3) All Employee Sum. Third, under the same procedures as set forth in (2) above, including the special rules in (A), (B), (C), and (D), there shall be computed the sum of account balances and present values of accrued benefits for all employees.

            (4) Top-Heavy Test Fraction. Fourth, the sum computed in (2) shall be divided by the sum computed in (3), and if the resulting fraction is
      0.60 or less, neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Plan Year. If the fraction is greater than 0.60, both the Plan and any plan required to be aggregated under (1) are top-heavy plans for the Plan Year, unless after the permissive plan aggregation described in (5) below, the recomputed fraction is 0.60 or less.

            (5) Permissive Plan Aggregation. At the election of the Plan Administrator, plans of the Employer, other than those required to be aggregated under (1), but which provide contributions or benefits comparable to this Plan, may be aggregated with this Plan and the plans required to be aggregated under (1), provided that such aggregated group would meet the requirements of Code Sections 401(a)(4) and 410. Steps (2) through (4) above may then be repeated, based on this permissively aggregated group, and if the top-heavy test fraction computed in step (4) is 0.60 or less for this group, then neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Plan Year; however, if the top-heavy test fraction computed in step
      (4) is still greater than 0.60, both the Plan and any plan required to be aggregated under (1) will be top-heavy plans for the Plan Year, but no plan which is permissively aggregated under this step (5) will be deemed top-heavy for such reason.

      (c) Superseding Rules. For each Plan Year prior to January 1, 2000 that the Plan is a top-heavy plan, the requirements in (1) and (2) below shall supersede any other provisions of the Plan which otherwise would apply for that Plan Year; provided, however, that the vesting schedule in (2) below shall supersede the Plan's regular vesting schedule, but only to the extent it provides a greater vested percentage for any level of Years of Service than the Plan's regular vesting schedule, and only with respect to employees who have at least one Hour of Service after the Plan becomes top-heavy; if and when the Plan ceases to be a top-heavy plan, the Plan's regular vesting schedule shall again apply (without regard to the schedule in (2) below) as of the first day of the Plan Year after the last Plan Year for which the Plan is a top-heavy plan, but subject to all Plan rules that apply in the case of amendments to the vesting schedule.

            (1) Minimum Contributions or Benefits for Non-Key Employees. Employer contributions and forfeitures for the Plan Year allocated on behalf of each non-key employee Participant (A) who has not separated from employment with the Employer at the end of the Plan Year, (B) who is eligible for an allocation of Employer contributions under the Plan (without regard to any requirements for a minimum number of hours of service during the Plan Year, mandatory or voluntary contributions, or compensation for the Plan Year in excess of a stated amount), and (C) who does not participate in a defined benefit plan of the Employer, shall be equal to at least (i) multiplied by (ii), where --

                        (i) is equal to 3 percent, or if less, the highest percentage of Employer contributions, forfeitures and before-tax employee contributions (as a percentage of compensation not in excess of $160,000, as adjusted from time to time by the Secretary of Treasury) allocated on behalf of any key employee Participant for the Plan Year, and

                        (ii) is equal to the non-key employee Participant's compensation for the Plan Year.

      For purposes of this rule, Employer contributions, forfeitures and before-tax employee contributions allocated under any other defined contribution plan of the Employer, in which any key employee participates or which enables another defined contribution plan to meet the requirements of Code Section 401(a)(4) or Code Section 410, shall be considered contributions and forfeitures allocated under this Plan. In the case of any non-key employee Participant who is also a participant in any defined benefit plan of the Employer, the foregoing provisions of this part (1) shall be applied, but with 5 percent substituted for 3 percent; for non-key employees who participate in both this Plan and a defined benefit plan of the Employer, the foregoing provisions of this part (1) shall be inapplicable, provided that each non-key employee eligible to participate in this Plan has, at any time, a minimum accrued benefit under the defined benefit plan, expressed as a life annuity commencing at normal retirement age, equal to at least the product of (i) the employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation from the Employer and (ii) the lesser of 2 percent per year of service or 20 percent. For purposes of computing the product in the foregoing sentence, compensation in years after the close of the last Plan Year in which the Plan is top-heavy shall be disregarded, and similarly, years of service shall exclude years of service when the Plan was not top-heavy (for any Plan Year ending during such year of service). Although accruals of Employer derived benefits, whether or not attributable to years for which the Plan is top-heavy, may be used to satisfy the defined benefit plan minimum, all accrued benefits attributable to employee contributions shall be ignored.

            (2) Accelerated Vesting. A Participant's vested percentage of any Employer Contribution Account that is subject to a vesting schedule shall be determined in accordance with the following vesting schedule:

           Years of Service                           Vested Percentage
           ----------------                           -----------------
less than 2 years                                             0%
at least 2 years but less than 3 years                       50%
3 or more years                                             100%

            (d) Special Definitions. For purposes of this section, the following terms shall have the meanings indicated:

            (1) "compensation" means compensation as defined in Section 7.03(b)(3).

            (2) "determination date" means, with respect to any Plan Year, the last day of the preceding Plan Year, except that in the case of the first Plan Year, the determination date shall be the last day of that Plan Year. Where one or more plans are required or permitted to be aggregated with this Plan, and where all plan years do not coincide, the key employee and all employee sums in paragraph (b) above each shall be determined separately for each plan on the respective determination dates, and the results shall then be combined for the determination dates falling within the same calendar year.

            (3) "employee" means (A) a common-law employee or partner of the Employer who is or once was a Participant, or would have been a Participant but for his failure to complete some minimum number of hours of service in any Plan Year, if required, (after meeting the Plan's initial eligibility requirements), to make mandatory employee contributions, if required, or to receive compensation in excess of a stated amount, and (B) any Beneficiary.

            (4) "key employee" means each employee or former employee (or Beneficiary of either) who, at any time during the Plan Year containing the determination date or during any of the four preceding Plan Years, --

                  (A) is an officer of the Employer and who has annual compensation in the Plan Year, greater than 50 percent of the applicable dollar limitation of Code Section 415(b)(1)(A) in effect for the Plan Year;

                  (B) is one of the ten employees owning the largest interests in the Employer and who has compensation from the Employer greater than the applicable dollar limitation of Code Section 415(c)(1)(A) in effect for the calendar year in which the determination date falls;

                  (C)   is a 5-Percent Owner of the Employer; or

                  (D) is a 1-Percent Owner of the Employer who has annual compensation from the Employer of more than $150,000.

      For purposes of (A), no more than 50 employees, or if less, the greater of 3 employees or 10 percent of all employees, shall be treated as officers. For purposes of (B), (C), and (D), the constructive ownership rules of Code Section 318 shall apply with the modification that 5 percent shall be substituted for 50 percent in Section 318(a)(2). Also, for purposes of
      (B), if two employees have the same interest in the Employer, the employee having the greater annual compensation from the Employer shall be treated as having a larger interest; following application of this rule, an employee shall be considered a key employee, even if he is not among the first ten largest owners, if his ownership interest in the Employer is not less than at least one of the top ten owners and provided he has the requisite level of compensation described in (B). Finally, for purposes of
      (C) and (D), each employer that otherwise would be aggregated under this section's definition of "Employer" shall be treated as a separate employer to determine ownership percentages.

            (5) "non-key employee" means an employee or former employee (or Beneficiary of either such individual) who is not a key employee.

            (6) "valuation date" means the last day of the plan year in the case of any defined contribution plan, including this Plan, and the date used for computing plan costs for minimum funding in the case of any defined benefit plan.

      (e) Adjustment to Dollar Amount. The $160,000 limit on compensation in paragraph (c)(1) above shall be adjusted automatically, without the need of specific plan amendment, whenever the corresponding amount from the Code is adjusted by the Secretary of the Treasury for cost-of-living changes.

      (f) Anti-Cutback Rule. Notwithstanding the foregoing rules of this section, in no event shall any changes in the Plan's benefit structure, including its vesting provisions, that result from a change in the Plan's top-heavy status, cause the Account balance or accrued benefit of any Participant to be reduced in violation of Code Section 411. In addition, in the case of any changes in the vesting provisions of the Plan, each Participant (1) who has completed at least three Years of Service and (2) whose nonforfeitable rights are adversely affected by the change, may elect, during the election period, to have his nonforfeitable rights determined without regard to such change. The election period shall begin on the date the change is adopted or becomes effective, whichever is earlier, and end on the latest of (A) the date which is sixty days after the day the change is adopted, (B) the date which is sixty days after the day the change becomes effective, or (C) the date which is sixty days after the day the Participant is issued written notice of the change.

      SECTION 7.05 LEASED EMPLOYEES.

      (a) General Rule. Any leased employee of the Employer or any Other Employer shall be excluded from participation in the Plan but nonetheless shall be counted as an Employee of the Employer or any Other Employer for certain Plan purposes as provided in Code Section 414(n). However, notwithstanding Article II and except as provided in paragraph (c) below, if by reason of counting such leased individual as an employee for certain purposes as required by the preceding sentence (and after taking into account contributions and benefits provided by the leasing organization as described in this paragraph), the Plan fails to meet the requirements of Code Sections 401(a) or 410(b), the leased individual, as defined in (b) below, will be eligible to participate in the Plan as if he or she were a common-law Employee. Years of Service for such person shall be calculated in accordance with the rules set forth in Code Section 414 and regulations issued thereunder. In all events, contributions to or benefits provided by any tax qualified plan maintained by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

      (b) Definitions. For purposes of this section, the term "leased employee" means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("leasing organization"), (i) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year, and (ii) such services are performed under the primary direction or control of the service recipient.

      (c) Excluded Employees. Except as provided in regulations prescribed by the Secretary of Treasury, the Plan participation requirement of paragraph (a) of this Section shall not apply to any leased employee if: (1) such employee is covered by a pension plan which is maintained by the leasing organization and meets the requirements of paragraph (d) of this Section, and (2) all such leased employees constitute 20 percent or less of the Employer's non-highly compensated work force. For purposes of this section, the term "non-highly compensated work force" means the aggregate number of individuals who are: (i) other than highly compensated employees of the Employer determined in accordance with Code Section 414(q), and (ii) either (A) employees of the Employer (without regard to paragraph (a) of this section) and have performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year, or (B) leased employees of the Employer.

      (d) Plan Requirements. A pension plan shall meet the requirements of this paragraph if it is a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation,
(2) full and immediate vesting, and (3) immediate participation for each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization and individuals whose compensation from the leasing organization during the plan year and the three immediately preceding plan years is less than $1,000.) For purposes of this section, the term "compensation" means the total compensation of the leased employee from the leasing organization for the entire year, as described in Code Section 415(d)(3) and the regulations thereunder, including (i) amounts excluded from gross income under Code Section 402(e)(3) or 402(h)(l)(B), (ii) amounts which could have been received in cash but for an election under Code Section 125 cafeteria plan, and (iii) amounts contributed to a Code Section 403(b) annuity contract pursuant to a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D); and any elective amounts not included in the Participant's gross income by reason of Code Section 132(f)(4).

      (e) Recordkeeping Relief. Notwithstanding any other provision of the Plan, if the Employer (1) does not maintain any top-heavy plans within the meaning of Code Section 416(g) and (2) uses the services of leased employees only for an insignificant percentage of its total workload, then the Employer shall be exempt from the employee leasing recordkeeping requirements in accordance with regulations prescribed by the Secretary of Treasury.

      (f) Multiple Employers. In the event that the Employer is a member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c)),
(3) an affiliated service group (as defined in Code Section 414(m)), or any other group of entities required to be aggregated as prescribed by regulations under Code Section 414(o), then the foregoing rules of this section shall be applied by treating all leased employees of such other employers as leased employees of the Employer.

      SECTION 7.06 SPECIAL RULES RELATING TO VETERAN'S REEMPLOYMENT RIGHTS UNDER USERRA.

      (a) Treatment of Certain Contributions. If any contribution is made by the Employer or Other Employer with respect to a Participant, and such contribution is required by reason of such Participant's rights under chapter 43 of title 38, United States Code, resulting from qualified military service, then
--

            (1) such contribution shall not be subject to any otherwise applicable limitation contained in Code Section 404(a) or 415 and shall not be taken into account in applying such limitations to other contributions or benefits under such Plan or any other plan, with respect to the year in which the contribution is made,

            (2) such contribution shall be subject to the limitations referred to in paragraph (1) with respect to the year in which the contribution relates (in accordance with rules prescribed by the Secretary), and

            (3) the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(a)(26), 410(b), or 416 by reason of the making of (or the right to make) such contribution.

      (b) Certain Retroactive Adjustments Not Required. Notwithstanding paragraph (a) of this section, no provision of chapter 43 of title 38, United States Code, shall be construed as requiring: (1) any crediting of earnings to a Participant with respect to any contribution before such contribution is actually made; or (2) any allocation of any forfeiture with respect to the period of qualified military service.

      (c) Qualified Military Service. For purposes of this section, the term "qualified military service" means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

      (d) Compensation. For purposes of Code Sections 415(c)(3), a Participant who is in qualified military service shall be treated as receiving compensation from the Employer or Other Employer, as the case may be, during such period of qualified military service equal to --

            (1) the compensation the Participant would have received during such period if he were not in qualified military service, determined based on the rate of pay he/she would have received from the Employer or Other Employer, as the case may be, but for absence during the period of qualified military service, or

            (2) if the compensation the Participant would have received during such period was not reasonably certain, the Participant's average compensation from the Employer or Other Employer, as the case may be, during the 12-month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service).

      (e) Special Service Rules. Notwithstanding Section 7.01, an Employee reemployed under chapter 43 of title 38, United States Code, shall be treated with respect to the Plan as not having incurred a Break in Service by reason of such Employee's period of qualified military service. Furthermore, each period of qualified military service served by an Employee shall, upon reemployment under such chapter, deemed to constitute service with the Employer or Other Employer, as the case may be, for the purpose of determining the nonforfeitability of the Employee's Account balance under the Plan.

      SECTION 7.07 PARTICIPATING EMPLOYERS.

      (a) Adoption by Other Employers. Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any corporation or entity that is not a Related Entity may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

      (b)   Requirements of Participating Employers.

            (A) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

            (B) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

            (C) Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

      (c) Designation of Agent. Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Company as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

      (d) Employee Transfers. In the event an Employee is transferred between Participating Employers and any other Employer, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect termination of employment hereunder, and the Participating Employer or Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer or Employer from whom the Employe was transferred.

      (e) Participating Employer Contribution and Forfeitures. Any contribution or forfeiture subject to allocation during each Plan Year shall be allocated only among those Participants of the Participating Employers making the contribution or by which the forfeiting Participant was employed. (In contrast, if the contribution is made, or the forfeiting Participant was employed by a Related Entity, such contribution or Forfeiture shall be allocated among all Participants of all Related Entities in accordance with the provisions of this Plan.) On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another Participating Employer or to an Employer, the employing Participating Employer or Employer shall immediately notify the Trustee thereof.

      (f) Discontinuance of Participation. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Company and the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer, to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 411(d)(6) of the Code. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer until distributions can be made under the terms of the Plan. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

      (g) Administrator's Authority. The Plan Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

                                    ARTICLE 8

                                   TRUST FUND

      SECTION 8.01 ESTABLISHMENT AND MAINTENANCE OF FUND.

      (a) Establishment of Fund and Selection of Trustee. The Company shall establish a trust fund by a trust agreement with a Trustee to carry out the purposes of the Plan. The Company shall select such Trustee, who may be one or more individuals or a corporate trustee or both. The Company may modify any such trust agreement to accomplish the purposes of the Plan.

      (b) Contributions to Fund and Investments by Trustee. Except as provided in Section 8.06 (d), all contributions by the Employer and any Other Employer, and any contributions by Employees, shall be paid to the Trustee of the Fund. The Fund shall be invested in such investments as are permissible for trustees under ERISA. At the request of the Employer or Other Employer, the Trustee shall prepare and submit an accounting of the Fund as of any date specified, but the Trustee shall not be required to render more than four such accountings during any Plan Year. In any event, the Trustee shall prepare and render to the Employer an accounting of the Fund as of the last day of each Plan Year. The Trustee shall not be required to render accounts to individual Participants but only to the Employer or Other Employer, which may submit reports of the Fund to the Participants from time to time.

      (c) Limitation of Liability to Assets of Fund. Except as required under applicable federal law, the benefits of the Plan shall be only such as can be provided by the assets of the Fund, and there shall be no liability or obligation on the part of the Employer or Other Employer to make any contributions or payments to establish or maintain the Plan, whether in the event of termination of the Plan or otherwise. No liability for the payment of benefits under the Plan shall be imposed on the Employer or Other Employer or on the directors or officers of the Employer or Other Employer.

      SECTION 8.02 THE TRUSTEE. The Trustee shall receive the contributions to the Fund and shall hold, manage, invest, reinvest, and distribute the same plus any earnings thereon, pursuant to the provisions of the Plan. The Trustee also shall determine all questions relating to accounting and to the financial position of the Fund and the shares and interests of the Participants in accordance with information supplied by the Employer, and, in general, shall discharge all the duties and functions imposed by the terms of the Plan either expressly or by implication. Without limitation of the foregoing, the Trustee shall have the following powers, rights and duties, in addition to those specified elsewhere in the Plan or prescribed by law:

      (a) Invest: To invest and reinvest the assets of the Fund in securities and other property, real or personal, tangible or intangible, without regard to the proportion such property or property of a similar character may bear to the entire amount of the Fund, and without being limited to the classes of investments in which trustees are or may be authorized by state statute or other rule of law to invest trust funds, and to deposit funds in a bank, or other financial institution (including a bank or other institution that is serving as a Trustee), which bears a fixed or variable rate of interest or which is a temporary deposit, not at interest, if considered desirable by the Trustee to facilitate distributions or reinvestment;

      (b) Sell: To sell, exchange, convey, partition, lease, with or without option to purchase or renew, grant options to purchase or to lease, or otherwise dispose of any property at any time held by the Trustee, publicly or privately, upon such terms and conditions, including extension of credit in whole or in part, as the Trustee may deem proper, and the purchaser thereof shall not be required to see to the application of the proceeds;

      (c) Claims: To settle, compromise or arbitrate, any claims, debts or damages, due or owing to or from the trust; to commence or defend suits or legal proceedings; and to represent the trust in all suits or legal proceedings;

      (d) Securities: To vote any corporate stock belonging to the trust either in person or by proxy; exercise any option or privilege to convert any security belonging to the trust into other securities, like or unlike; exercise any privilege to subscribe for additional securities and to make payment for the same; participate, unite or join in any plan for consolidation, merger, dissolution, liquidation or reorganization of any kind with respect to any corporate stock which belongs to the trust and to do all things necessary and incidental to such action; and to hold and retain any securities or other property which the Trustee may so acquire;

      (e) Borrow: To borrow money in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the trust and to pledge any securities or other property in the Fund for the repayment of any such loan, provided that any such borrowing does not result in unrelated business taxable income under Code Section 512 or debt financed income under Code Section 514;

      (f) Mortgage: To renew or extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable and to agree to a reduction in the rate of interest on, r to any other modification or change in the terms of, any mortgage or any related guarantee, in any manner and to any extent that may be deemed advisable for preserving the value of the investment; to waive any default in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on property in foreclosure, to take a deed in lieu of foreclosure with or without paying consideration and in this connection to release the obligation on the bond secured by such mortgage; and to exercise and enforce in any proceeding at law or in equity any rights or remedies in respect to any such mortgage or guarantee;

      (g) Insure: To insure the assets of the Fund against damage or loss, and the Trustee against liability with respect to third persons;

      (h) Nominee: To register any securities or other property of the Fund in the Trustee's own name or in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity; and to hold any securities in bearer form; provided that the records of the Trustee shall indicate the true ownership of any such asset;

      (i) Common Trust Fund: To invest all or any portion of the Fund in a common trust fund or funds maintained by the Trustee to hold assets of any other Plan or plans of the Employer or of other employers, provided such other plans are qualified under Code Section 401(a); the assets of the Fund so invested shall be subject to all of the provisions of the declaration(s) of trust creating said collective investment fund(s), as amended from time to time, such declaration(s) of trust being incorporated into and made a part of this document;

      (j) Accounts: To allocate Employer and Other Employer contributions and other Plan contributions to separate accounts within each Participant's Account, and to maintain any such separate accounts as mere bookkeeping entries or individually or collectively as segregated funds, in the Trustee's discretion, except as otherwise provided by the Plan or as required by the Code or ERISA;

      (k) Delegation: To delegate to one Trustee, whenever two or more parties are serving as co-Trustees of the Fund, or to an agent of any Trustee (other than a corporate trustee) the power to sign all or certain documents and forms on behalf of all parties then acting as Trustee; provided that any such delegation shall be evidenced by a written resolution signed by all parties then acting as Trustee; and

      (l) General: To exercise any of the powers and rights of an individual owner with respect to any property of the Fund and to do all other acts in the Trustee's judgment necessary or desirable for the proper administration of the Fund, although the power to do such acts is not specifically set forth in the Plan.

      SECTION 8.03 RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may resign by delivering a written resignation to the Company. Such resignation shall take effect on the date provided therein, but not before the sixtieth day after a successor Trustee shall have been appointed and shall have accepted such appointment, unless the Company waives such sixty day period. The Trustee may be removed by the Company at any time, upon notice to the Trustee. Such removal shall be effected by delivering to the Trustee a resolution of the board of directors of the Company removing the Trustee, and by giving notice to the Trustee of the appointment of a successor Trustee. Such notice of removal shall be effective on the date specified therein, but not before the sixtieth day after delivery to the Trustee, unless such notice period is waived by the Trustee. The Company may appoint new or additional trustees at any time.

      SECTION 8.04 EXPENSES. The reasonable expenses of the Trustee relating to the Fund, including such compensation for the Trustee as may be agreed to in writing from time to time by the Company and the Trustee, and the reasonable administrative expenses of the Plan may be paid by and deducted from the Fund, except to the extent that the Company pays the Trustee or other Plan expenses directly from general assets of the Company. Provided, however, in no event shall any Trustee who is also an Employee be entitled to any separate compensation, other than his regular remuneration from the Employer for services as an Employee and reimbursement for expenses incurred on behalf of the Fund.

      SECTION 8.05 TAXES. Any taxes assessed against the Fund or against any of its assets (including income taxes, property taxes, transfer taxes, and other taxes) shall, after reasonable notice to the Employer, be paid by the Trustee and deducted from the Fund.

      SECTION 8.06 INVESTMENT MANAGER AND CUSTODIAN.

      (a) Appointment of Investment Manager or Custodian. The Employer may appoint one or more investment managers meeting the definition of "investment manager" under Section 3(38) of ERISA. Furthermore, the Employer may appoint one or more custodians to hold any part or all of the Fund. Any appointment of an investment manager or a custodian shall be made only upon proper authorization of the Employer and evidenced by a written designation signed by one or more duly authorized officers of the Employer.

      (b) Directions by Investment Manager. An investment manager appointed pursuant to this section may direct the Trustee to invest all or such portion of the Fund placed in the discretion of the investment manager in securities or other properties as are selected by the investment manager, and may direct the Trustee to sell any securities or other property of the Fund placed in its discretion. Where assets of the Fund are being held by a custodian appointed pursuant to this section, the investment manager's direction shall be made to such custodian and copied to the Trustee.

      (c) Actions by Trustee or Custodian at Direction of Investment Manager. The Trustee or custodian, as the case may be, shall act on all such recommendations of the investment manager, and the Trustee and custodian shall have no fiduciary liability for acting in accordance with such recommendations or for the retention of any securities or properties so purchased. The Trustee and custodian will be protected in relying upon any telegram or letter purporting to have been sent by the investment manager which the Trustee or custodian believes in good faith to be genuine. In directing investments, the investment manager shall diversify the investments so as to minimize the risk of large losses, unless under the circumstances and in the opinion of the investment manager, it is clearly prudent not to do so.

      (d) Contributions to Trustee or Direct to Custodian. Contributions to and disbursements from the Fund may be made to the Trustee or directly to and from any custodian appointed pursuant to this section, as determined by the Employer.

      (e) Reliance by Trustee and Custodian. Notwithstanding any other provision of the Plan or any trust agreement, the Trustee shall be fully protected in relying upon the certification of the Employer with respect to the appointment of such investment manager and it shall not be the responsibility of the Trustee to determine or review investment instructions given by the investment manager. Similarly, any custodian appointed pursuant to this section shall assume no liability for acting in accordance with the directions of the investment manager.

      (f) Status of Investment Manager as Named Fiduciary. Each investment manager shall be a named fiduciary under the Plan and shall acknowledge its action as a fiduciary under the Plan in a writing delivered to the Trustee and to the Employer.

                                    ARTICLE 9

                      PROVISIONS RELATING TO ADMINISTRATION
                                 AND FIDUCIARIES

      SECTION 9.01 PLAN ADMINISTRATION.

      (a) General. The Company shall be the Plan Administrator for the purpose of complying with the reporting and disclosure requirements of ERISA as well as other actions and duties specified by ERISA for the Plan Administrator, and otherwise shall administer the Plan in accordance with its terms. The Plan Administrator shall have such powers and duties as may be necessary to discharge its functions under the Plan, including, but not limited to the following:

            (1) Construction: To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan;

            (2) Forms: To require Participants (1) to complete and file with it such forms as the Plan Administrator finds necessary for the administration of the Plan and (2) to furnish all pertinent information requested by the Plan Administrator, and to rely upon all such forms and information furnished, including each Participant's mailing address;

            (3) Procedures: To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

            (4) Rules: To promulgate uniform rules and regulations whenever in the opinion of the Plan Administrator such rules and regulations are required by the terms of the Plan or would facilitate the effective operation of the Plan;

            (5) Information: To prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan, and to receive from Participants such information as shall be necessary for the proper administration of the Plan;

            (6) Committee: To name two or more persons to constitute an administrative committee, to remove and replace any such persons, to prescribe rules and procedures of operation for the committee, and to delegate any of the powers and duties of the Plan Administrator to the committee;

            (7) Annual Reports: To prepare and furnish to Participants such annual reports with respect to the administration of the Plan as are required by law or as are reasonable and appropriate; and

            (8) Records Review: To receive and review the periodic valuations of the Plan, and to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses.

            (b)   Administration as Multiple Employer Plan.

            (1) The Plan shall be administered in accordance with the requirements of Code Section 413(c), the regulations thereunder and other applicable authority.

            (2) Any applicable coverage, nondiscrimination and top heavy testing, including, without limitation, testing required under Code Sections 401(a)(4), 401(k), 401(m), 410(b) and 416 shall generally be applied separately with respect to each Other Employer that is not a Related Entity and that adopts the Plan.

      SECTION 9.02 CLAIMS PROCEDURE.

      (a) Initial Claims. The Plan Administrator shall make all determinations as to the right of any person to receive a distribution and as to other matters affecting benefits. Each Employee, Participant, Beneficiary, or other person (collectively referred to as "claimant") shall have the right to submit a claim with respect to any benefit sought under the Plan, or with respect to the claimant's eligibility, vesting, or other factor affecting benefits, either personally or through a representative duly authorized in writing. All claims shall be submitted in writing to the Plan Administrator and shall be accompanied by such information and documentation as the Plan Administrator determines is required to make a ruling on the claim. Upon receipt of a claim, the Plan Administrator shall consider the claim and shall render a decision, which shall be in writing and shall be delivered or mailed to the claimant within 90 days (45 days in the event of a claim for benefits upon disability) after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day (or 45-day) period. In no event shall such extension exceed a period of 90 days (45 days in the event of a claim for benefits upon disability) from the end of the initial period. Any notice of a claim denial by the Plan Administrator shall set forth (1) the specific reasons for the denial, (2) specific reference to pertinent provisions of the Plan upon which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect his claim, with an explanation of why such material or information is necessary, and (4) an explanation of the claim review procedures under the Plan, all written to the best of the Plan Administrator's ability in a manner that may be understood without legal or actuarial counsel. A failure of the Plan Administrator to render a written decision within the time specified above shall be deemed to be a denial of the claim.

      (b) Limitation on Claims Procedure. Any claim under this claims procedure must be submitted within twelve months from the earlier of (1) the date on which the claimant learned of facts sufficient to enable him to formulate such claim, or (2) the date on which the claimant reasonably should have been expected to learn of facts sufficient to enable him to formulate such claim.

      (c) Review of Denied Claims. A claimant whose claim for benefits has been wholly or partially denied by the Plan Administrator may request, within 90 days (180 days in the event of a claim for benefits upon disability) following the date of such denial, a review of such denial. The request for review must be in writing and must be delivered to the Plan Administrator within the specified 90-day (180-day) period. The request should set forth the reasons why the claimant believes the denial of his claim is incorrect. The claimant shall be entitled to submit such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include a request for a hearing in person before the Plan Administrator. Prior to submitting his request, the claimant shall be entitled to review such documents as the Plan Administrator shall agree are pertinent to his claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the claimant. All requests for review shall be promptly resolved. The Plan Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 60 days (45 days in the event of a claim for benefits upon disability) following receipt by the Plan Administrator of the claimant's request, unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Plan Administrator's decision shall be so mailed not later than 120 days (90 days in the event of a claim for benefits upon disability) after receipt of such request. If no decision or review is rendered within this 120-day (90-day) period, the claimant's appeal shall be deemed denied and the Plan Administrator's original denial of the claim affirmed.

      (d) Finality of Decisions. The decision of the Plan Administrator upon review of any claim under paragraph (c) above shall be binding upon the claimant, his heirs and assigns, and all other persons claiming by, through or under him.

      (e) Time Limits Affecting Jurisdiction. The timely filing of a request for review in the manner specified by paragraph (c) above shall be a condition precedent to obtaining review before the Plan Administrator, and the Plan Administrator shall have no jurisdiction to entertain a request for review unless so filed. A failure to file a claim and a request for review in the manner and within the time limits set forth above shall be deemed a failure by the aggrieved party to exhaust his administrative remedies and shall constitute a waiver of the rights sought to be established under the Plan.

      (f) Limitation on Court Action. Any suit brought to contest or set aside a decision of the Plan Administrator shall be filed in a court of competent jurisdiction within one year from the date of receipt of written notice of the Plan Administrator's final decision or from the date the appeal is deemed denied, if later. Service of legal process shall be made upon the Plan by service upon the agent for service of legal process, upon the Trustee, or upon the Plan Administrator at the respective addresses specified in the most recent summary plan description. The Plan Administrator may engage legal counsel to defend the Plan against lawsuits. Attorney fees and other costs attendant to suit shall be borne by the Plan and shall be paid by the Trustee upon the written direction of the Employer. If the Employer or Plan Administrator determines that it is in the best interests of the Plan to initiate legal action, then it may employ counsel to do so, and all expenses of suit shall be borne by the Plan as provided above. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan shall be commenced under Section 502(a)(1)(B) of ERISA, or under any other provision of law, whether or not statutory, until the claimant first shall have exhausted the claims and review procedures available to him hereunder.

      SECTION 9.03 SPECIAL RULING. In order to resolve problems concerning the Plan and to apply the Plan in unusual factual circumstances, the Plan Administrator may make special rulings. Such special rulings shall be in writing on a form to be developed by the Plan Administrator. In making its rulings, the Plan Administrator may consult with legal, accounting, actuarial, investment, and other counsel or advisers. Once made, special rulings shall be applied uniformly, except that the Plan Administrator shall not be bound by such rulings in future cases unless the factual situation of a particular case is identical to that involved in the special ruling. Special rulings shall be made in accordance with all applicable law and in accordance with the Plan. It is not intended that the special ruling procedure will be a frequently used device, but that it should be followed only in extraordinary situations. The Plan Administrator at all times shall have the final decision as to whether resort shall be made to this special ruling feature.

      SECTION 9.04 SPECIFIC ALLOCATION OF FIDUCIARY DUTIES AMONG NAMED FIDUCIARIES. The Employer, the Other Employer(s) and the Trustee shall be the "named fiduciaries" of the Plan, within the meaning of that term as described in ERISA, and shall have only those duties, responsibilities, and obligations (referred to collectively as "fiduciary duties") as specifically are given them under the Plan or as otherwise are imposed by applicable law. The fiduciary duties given by the Plan are as follows:

      (a) The Company (and Related Entities and Other Employers that have adopted the Plan) shall have the sole responsibility for making contributions to the Fund. Unless it has designated another party, the Company shall have sole responsibility for fulfilling the functions as Plan Administrator and the sole authority to appoint and remove the Trustee and to amend or terminate, in whole or in part, the Plan. In no event shall the Company or any Employer or Other Employer be responsible for the management, investment, or safekeeping of the assets of the Fund. The Company periodically shall review the performance of the Trustee. The Company as Plan Administrator also shall have the responsibility for the administration of the Plan as described throughout the Plan.

      (b) The Trustee shall have the sole responsibility for the management, investment, and safekeeping of the assets of the Fund held by the Trustee under the Plan and for the distribution of Participants' benefits in accordance with written instructions from the Plan Administrator. In addition, the Trustee shall provide to the Company such information as the Company may deem necessary or desirable to permit the timely filing of all reports required by law.

      SECTION 9.05 AUTHORIZATION FOR FURTHER ALLOCATION OF FIDUCIARY DUTIES. The Company and the Trustee may, upon written agreement between them, allocate their fiduciary duties under the Plan between themselves in a manner different from that stated above. The Company and the Trustee each warrants that any directions given, information furnished, or action taken by either one shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information, or action. Furthermore, each of them may rely upon any such direction, information or action of the other as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information, or action.

It is intended under the Plan that the Company and the Trustee each shall be responsible for the proper exercise of their own respective powers, duties, responsibilities, and obligations under the Plan and shall not be responsible for any act or failure to act of the other, and neither of them guarantees the Fund assets in any manner against investment loss or depreciation of asset value.

      SECTION 9.06 EMPLOYMENT OF ADVISERS. The Company and the Trustee shall have the authority to employ such legal, accounting, actuarial, and financial counsel and advisers, as they shall deem necessary in connection with the performance of their duties under the Plan, and to act in accordance with the advice of such counsel and advisers. Except as otherwise provided in the Plan, the fees and expenses of such counsel and advisers shall, upon approval of the Company's board of directors, be paid by the Fund or by the Company and Related Entities and Other Employers that have adopted the Plan, as the Company's board of directors shall deem appropriate.

      SECTION 9.07 DELEGATION TO OFFICERS OR EMPLOYEES. The Company shall have the power to delegate its fiduciary duties under the Plan to officers or employees of any Employer and to other persons, all of whom, if officers or employees of the Company or an Employer, shall serve without compensation other than their regular remuneration from their Employer.

      SECTION 9.08 BONDING. The Company shall purchase such surety bonds covering fiduciaries and others as may be required pursuant to Section 412 of ERISA.

                                   ARTICLE 10

                        AMENDMENT, TERMINATION AND MERGER

      SECTION 10.01 AMENDMENT OF THE PLAN.

      (a) Company's Right to Amend. The Company reserves the right to make any amendments to the Plan, with or without retroactive effect. Amendment of the Plan shall be made by resolution of the Company's board of directors, or by any person or persons authorized by resolution of the board of directors to make amendments.

      (b) Operation of Amendments. Except as may be specifically provided otherwise in the Plan, or in any amendment to the Plan, each amendment to the Plan shall operate prospectively only from the effective date of the amendment, and the rights and obligations of an Employee, Participant, or Beneficiary of a Participant, who retires, becomes disabled, dies, or otherwise terminates employment with the Employer or Other Employer prior to the effective date of any amendment, shall be determined without regard to such amendment, on the basis of the Plan terms in effect on the date of retirement, disability, death, or other termination of employment.

      (c) Prohibition against Reversion of Assets or Reduction of Benefits. Except as provided in the Code, ERISA, and applicable regulations, and as specified in Article 3 of the Plan, no amendment shall (1) cause any part of the Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries, (2) reduce the

Account balance or nonforfeitable rights of any Participant or Beneficiary, or
(3) eliminate an optional form of benefit or add an Employer consent or discretion provision or any other condition which limits the availability of an optional form of benefit which is attributable to the portion of the Participant's Account accumulated before the amendment's adoption.

      (d) Amendment to Vesting Provisions. In the case of any amendment to the provisions of the Plan relating to nonforfeitable rights based on service, each Participant (1) who has completed at least three Years of Service and (2) whose nonforfeitable rights are adversely affected by the amendment, may elect, during the election period, to have his nonforfeitable rights determined without regard to such amendment. The election period must begin no later than the date the amendment is adopted and end no later than the latest of (A) the date which is sixty days after the day the amendment is adopted, (B) the date which is sixty days after the day the amendment becomes effective, or (C) the date which is sixty days after the day the Participant is issued written notice of the amendment.

      SECTION 10.02 TERMINATION OF THE PLAN.

      (a) Termination. Although it is intended that the Plan shall be permanent, any Employer or Other Employer reserves and shall have the right at any time to discontinue its contributions under the Plan or cease participation in the Plan with respect to itself and its Employees, but only the Company shall have the authority to terminate or partially terminate the Plan, by delivering to the Trustee written notice of such discontinuance or termination, but only upon the condition that action is taken, as shall render it impossible, except as specifically provided in Article 3, for any part of the Fund to be used for, or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries. If the Plan is terminated, or if there is a complete discontinuance of contributions for any reason, the Company shall direct the Trustee to distribute the assets remaining in the Fund to Participants and their Beneficiaries as soon as administratively feasible. In the event of the dissolution, merger, consolidation, or reorganization of any Employer or Other Employer, the Plan shall terminate with respect to such Employer or Other Employer and the portion of the Fund attributable to the Employees of such Employer or Other Employer shall be distributed unless the Plan is continued by a successor to the Company in accordance with Section 10.03(b).

      (b) Termination and Transfer to New Plan. If the Employer or Other Employer notifies the Trustee in writing (1) that it has established another plan providing comparable benefits to this Plan, (2) that such other plan is qualified under Code Section 401(a), and (3) that the Employer or Other Employer intends to discontinue contributions under this Plan due to the liabilities created under the new plan, then, upon further written direction from the Employer, the Trustee shall cause the portion of the Fund attributable to that Employer or Other Employer to be transferred to such newly created plan. Thereafter, this Plan shall cease to have any effect with respect to Participants employed by that Employer or Other Employer and the rights of all parties shall be determined under the new plan.

      (c) Rights upon Termination. If the Plan should be terminated or partially terminated, or if contributions to the Fund are completely discontinued, or if an Employer or Other Employer should liquidate and dissolve, or if a receiver of an Employer or Other Employer is appointed, or if the Plan should be wholly or partially terminated for any other reason, the

Accounts of all affected Participants as then appearing upon the records of the Trustee (other than those Accounts of former Employees who have terminated employment that have become subject to the forfeiture provisions of Section 7.01(d)(3) prior to the Plan's termination or partial termination), or in the case of partial termination the Accounts of affected Participants, shall become fully vested, the amounts carried in said Accounts shall be revalued and adjusted as previously provided in the Plan, and said Accounts (after payment of expenses properly chargeable to the Fund and allocated among the Accounts) shall be distributed as soon as administratively feasible to affected Participants and Beneficiaries or transferred as provided in paragraph (b) above.

      (d) Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts. All non-cash distributions shall be valued at fair market value at the date of distribution. The Trustee shall not effect such distribution until written evidence of approval of the Commissioner of Internal Revenue or his delegate of such termination and distribution shall have been submitted to the Trustee.

      (e) Special Restriction. Notwithstanding the foregoing, distribution on termination of the Plan to any Participant of that portion of his Account attributable and subject to Code Section 401(k) shall be subject to the special restrictions set forth in Section 6.02(d).

      SECTION 10.03 PREDECESSOR AND SUCCESSOR EMPLOYERS; MERGER OR CONSOLIDATION OF PLAN.

      (a) Predecessor Employer. Employment with a predecessor employer acquired by the Employer, or with a predecessor employer acquired by an Other Employer, shall be considered service with the Employer (or Other Employer, as the case may be) under this Plan to the extent required by the Code and ERISA or as otherwise provided otherwise under the Plan.

      (b) Successor Employer. In the event of the dissolution, merger, consolidation, or reorganization of the Employer or Other Employer, provision may be made by which the Plan will be continued by the successor of same, and in that event, such successor shall be substituted for the Employer or Other Employer under the Plan, subject to the consent of the Board of Directors of the Company. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Employer or Other Employer under the Plan.

      (c) Merger or Consolidation. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan to, another plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Plan applicable to such Participants shall be transferred to the other plan only if:

            (1) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had been terminated);

            (2) Resolutions of the board of directors of the Employer or Other Employer, if applicable, under this Plan, and of the governing body of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

            (3) Such other plan is qualified under Code Sections 401(a) and 501(a).

      SECTION 10.04 NOTICE. Affected Participants shall be given notice of any amendments to, and termination or merger of, the Plan in accordance with ERISA.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

      SECTION 11.01 PLAN SUBJECT TO APPROVAL. The Plan and any amendments are contingent upon and subject to obtaining and retaining such approval of the Commissioner of Internal Revenue and of any other federal agency with jurisdiction over the Plan as the Employer may find necessary to establish the deductibility for federal income tax purposes of contributions made by the Employer under the Plan, and qualification of the Fund for tax exemption under the Code, and the qualification of the Plan under ERISA.

      SECTION 11.02 PAYMENTS FOR THE BENEFIT OF PAYEE. In the event that the Employer or Other Employer shall find that any person to whom a benefit is payable under the terms of the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, the Employer or Other Employer may cause the payments becoming due to such person to be paid to another individual for such person's benefit, without responsibility on the part of the Employer or Other Employer to follow the application of such payment. Any such payment shall be a payment for the account of such person and shall operate as a complete discharge of the Employer or Other Employer from all liability under the Plan.

      SECTION 11.03 NON-ALIENATION OF BENEFITS. No right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such right or benefit. No such right or benefit shall be subject to garnishment, attachment, execution or levy of any kind. The foregoing provisions of this section shall not apply to any qualified domestic relations order as defined in ERISA 206(d)(3)(B) or to enforcement of federal tax levies as provided in Treasury Regulation Section 1.401(a)-13(b)(2).

      SECTION 11.04 EMPLOYER'S RIGHTS. While the Employer believes in the benefits, policies and procedures described in the Plan, the language used in the Plan is not intended to create, nor is it to be construed to constitute, a contract of employment between the Employer and any of its

Employees and between any Other Employer and any of its Employees. The Employer and Other Employer retains all of its rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment. Employees retain the right to terminate their employment at any time and for any reason, and the Employer and Other Employer retains a similar right.

      SECTION 11.05 LITIGATION. In order to protect the Fund against depletion as a result of litigation, in the event that any Participant, Employee, Beneficiary, or spouse shall bring a legal or equitable action against the Plan or against any fiduciary of the Plan, the result of which shall be adverse to such Participant, Employee, Beneficiary, or spouse, or in the event that the Plan or any fiduciary of the Plan shall find it necessary to bring any legal or equitable action against any Participant, Employee, Beneficiary, or spouse, or any other person claiming an interest by or through such person, the cost to the Plan or to a fiduciary of the Plan of bringing or defending such suit, as the case may be, shall be charged, unless the Employer or Other Employer, as the case may be, determines that such course would be inequitable under all the circumstances, to such extent as is possible, directly to the Account of such Participant, Employee, Beneficiary, or spouse, if any, and only the excess, if any, of such costs over and above the amount of such Account shall be included in the expenses of the Fund or be paid by the particular fiduciary, as the case may be.

      SECTION 11.06 ADDRESSES AND MAILING OF NOTICES AND CHECKS. Each recipient of benefits from the Plan shall be responsible for furnishing his Employer with his address. Any notices required or permitted to be given under the Plan shall be deemed given if directed to such address and mailed by regular United States mail. If any check mailed by regular United States mail to such address is returned, mailing of checks will be suspended until a correct address is furnished by the intended recipient.

      SECTION 11.07 ACTION BY EMPLOYER. Unless otherwise provided in the Plan, whenever the Employer or Other Employer under the terms of the Plan is permitted or required to do or perform any act, such act shall be done (a) by the authority of the Employer's or Other Employer's board of directors and evidenced by proper resolution in consent form or duly certified by the secretary of the Employer or Other Employer, or (b) by such employee of the Employer or Other Employer who may, by proper resolution, be duly authorized by the board of directors.

      SECTION 11.08 CONSTRUCTION.

      (a) Gender; Singular and Plural Words. Wherever any words are used in the Plan in the masculine gender, they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used in the Plan in the singular form, they shall be construed as though they also were used in the plural form in all cases where they would so apply.

      (b) Headings. Headings of sections and paragraphs of this instrument are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction of the Plan.

      (c) Savings Clause. The determination that any provision of the Plan is invalid or unenforceable shall not affect or impair the enforceability or validity of any other provision of the Plan.

                                   ARTICLE 12

                                   DEFINITIONS

      SECTION 12.01 "ACCOUNT" means the interest of a Participant in the Fund as determined as of each Accounting Date and as reflected in the records maintained for the Fund. Where appropriate, a Participant's Account also means the various sub-accounts that may be established, including a Before-Tax Employee Contribution Account, an Employer Profit Sharing Contribution Account, an Employer Matching Contribution Account, and a Rollover Contribution Account, which may be mere bookkeeping entries or individually or collectively segregated funds, as determined by the Trustee in accordance with the Trustee's powers.

      SECTION 12.02 "ACCOUNTING DATE" means a date on which the Trustee values the Fund and makes allocations to Accounts pursuant to Articles 3 and 4.

      SECTION 12.03 "BENEFICIARY" means the beneficiary or beneficiaries of the Participant as designated pursuant to the provisions in the Plan.

      SECTION 12.04 "BREAK IN SERVICE" means a Break in Service as described under the applicable service rules in Article 7.

      SECTION 12.05 "CODE" means the Internal Revenue Code of 1986, as amended.

      SECTION 12.06 "COMPANY" means TLC Vision (USA) Corporation, formerly known as TLC The Laser Center (Delaware) Inc., and its successor.

      SECTION 12.07 "COMPENSATION" except where otherwise limited, means the Participant's total of base salary or other wages actually paid in the Plan Year, including overtime, bonuses, and commissions as reported on IRS Form W-2. In all cases, Compensation also includes for Plan Years commencing on or after January 1, 1998, before-tax contributions made to this Plan by the Participants at the election of the Participant through salary reduction, plus any other contribution representing a pre-tax deferral of the Participant under Code
Section 402(g)(3), 457 or 125, and any elective amounts not included in the Participant's gross income by reason of Code Section 132(f)(4); but Compensation excludes any other taxable or nontaxable contributions made by the Employer on behalf of the Participant under this Plan or any other fringe benefit program of the Employer. Provided, however, in no event shall Compensation considered under the Plan exceed the OBRA `93 annual compensation limit for those purposes specified in Treasury regulations issued under Code Section 401(a)(17). The OBRA `93 annual compensation limit means $150,000, as adjusted from time to time by the Secretary of Treasury. With respect to any Participant who is a self-employed individual, Compensation means earned income, which is net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to this and any other qualified plan of the Employer to the extent deductible under Code Section 404.

      SECTION 12.08 "EFFECTIVE DATE" means January 1, 2004 with respect to this amended and restated Plan.

      SECTION 12.09 "EMPLOYEE" means any common-law employee of the Employer and any common-law employee of an Other Employer. In addition, where required by the Code, "Employee" also includes a common-law employee of any other employer required to be aggregated with the Employer or Other Employer under Code Section 414(b), (c), (m) or (o), but does not include any leased employee, as defined in
Section 7.04, except as provided in that section or as required by Code Section 414(n) or (o). For purposes of this definition of "Employee," individuals who initially are not classified by the Employer as employees under Section 3121(d) of the Code (including, but not limited to, individuals classified by the Employer as independent contractors and non-employee consultants) and individuals who initially are classified by the Employer as employees of any other entity other than the Employer or a Related Entity, are not Employees under the Plan, and are ineligible for benefits under the Plan, even if the classification by the Employer is later determined to be erroneous or is retroactively revised. In the event the classification of an individual who is excluded from the definition of Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Employee and shall be ineligible for benefits prior to the date the Employer determines that its classification of the individual was erroneous or should be revised.

      SECTION 12.10 "EMPLOYER" means the Company and any Related Entity that has adopted the Plan pursuant to Section 1.06 and Section 7.07. Where the context so requires, "Employer" may also include an "Other Employer" (e.g., Sections 3.02,
3.03 and 3.04).

      SECTION 12.11 "EMPLOYER STOCK" means the common stock of TLC Vision Corporation, a Canadian corporation, the parent of the Company.

      SECTION 12.12 "ERISA" means the Employee Retirement Income Security Act of l974, as amended.

      SECTION 12.13 "EXCESS CONTRIBUTIONS" means Excess Contributions as described in Section 3.03(c)(2); and "Excess Deferrals" means Excess Deferrals as described in Section 3.02(c)(2).

      SECTION 12.14 "5-PERCENT OWNER" means any person who owns (or who is considered as owning within the meaning of Code Section 318) more than 5 percent of the outstanding stock of the Employer or stock possessing more than 5 percent of the total combined voting power of all stock of the Employer. With respect to any Other Employer, a "5-Percent Owner" is determined in the same manner.

      SECTION 12.15 "FUND" means the trust fund established pursuant to Article 8 and maintained pursuant to the Plan and any trust instrument(s) executed in connection with such fund.

      SECTION 12.16 "HIGHLY COMPENSATED EMPLOYEE" means highly compensated active Employees and highly compensated former Employees. For purposes of the testing requirement for multiple employer plans, the Highly Compensated Employee group for each Other Employer shall be determined separately under this Section 12.16, substituting the term "Other Employer" for "Employer" in this Section
12.16 in each instance where it occurs.

      An active Employee will be treated as a Highly Compensated Employee if:

      (a) such Employee was a 5-Percent Owner (as defined in Code Section 416(i)(1)) of the Employer at any time during the current year or the preceding year; or

      (b) such Employee for the preceding year received annual compensation from the Employer in excess of $80,000 (as adjusted by the Secretary of the Treasury pursuant to Code Section 415(d)).

      A former Employee shall be treated as a Highly Compensated Employee if:

      (c) such Employee was a Highly Compensated Employee when such employee separated from service; or

      (d) such Employee was a Highly Compensated Employee at any time after attaining age 55.

      The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations thereunder. For purposes of this subsection, the term "compensation" means compensation within the meaning of Code Section 415(c)(3) as described in Section 7.03(b)(3).

      SECTION 12.17 "HIGHLY COMPENSATED PARTICIPANT" means a Participant who is a Highly Compensated Employee.

      SECTION 12.18 "HOUR OF SERVICE" means an Hour of Service as described under the service rules in Article 7.

      SECTION 12.19 "NORMAL RETIREMENT AGE" means age 65.

      SECTION 12.20 "OTHER EMPLOYER" means any company or business, whether or not incorporated, other than a Related Entity, that has adopted this Plan for the benefit of its employees and is a Participating Employer under Section 7.07.

      SECTION 12.21 "PARTICIPANT" means an Employee who has met the eligibility requirements specified in Article 2, who has commenced participation in the Plan in accordance with that Article, and whose participation has not terminated under the other applicable provisions of the Plan.

      SECTION 12.22 "PLAN" means TLC Vision (USA) Corporation 401(k) Plan described in this instrument and any subsequent amendments.

      SECTION 12.23 "PLAN ADMINISTRATOR" means the person(s) or organization(s) specifically designated by Article 9 as the administrator of the Plan for purposes of ERISA.

      SECTION 12.24 "PLAN YEAR" means the 12-month period from each January 1 to the following December 31.

      SECTION 12.25 "RELATED ENTITY" or "Related Entities" means the Employer and all corporations, partnerships, or sole proprietorships that become affiliated with or under common ownership or control with the Employer within the meaning of Code Section 414(b), (c), or (m).

      SECTION 12.26 "SELF-EMPLOYED INDIVIDUAL" means an individual who has earned income for the taxable year from the trade or business for which the Plan is established, as well as an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year. The term "Owner Employee" means a Self-Employed Individual who is a sole proprietor or a partner owning more than 10 percent of either the capital or profits interest of the partnership.

      SECTION 12.27 "TRUSTEE" means the person(s) or organization(s) acting as trustee under the Plan and of the Fund in accordance with any trust instrument(s) executed in such connection.

      SECTION 12.28 "YEAR OF SERVICE" means a Year of Service as described under the service rules in Article 7.

                          TLC VISION (USA) CORPORATION
                                   401(k) PLAN

            (formerly known as "TLC The Laser Center (Delaware) Inc.
                         and Subsidiaries 401(k) Plan")

                     As Amended and Restated, reflecting the
                         merger of the LVCI 401(k) Plan
                             with and into this Plan

                            Effective January 1, 2004

                                TABLE OF CONTENTS

                                                                                                         Page
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
TRUST AGREEMENT

ARTICLE 1 - PREAMBLES.................................................................................     1

       Section 1.01      Establishment of Plan........................................................     1
       Section 1.02      Amendment and Restatement of Plan............................................     1
       Section 1.03      Effective Date...............................................................     1
       Section 1.04      Applicable Law...............................................................     1
       Section 1.05      Defined Terms................................................................     1
       Section 1.06      Adoption of Plan by Related Entities and Other Employers.....................     1

ARTICLE 2 - ELIGIBILITY, PARTICIPATION AND ENROLLMENT.................................................     2

       Section 2.01      Eligibility..................................................................     2
       Section 2.02      Participation................................................................     2
       Section 2.03      Enrollment...................................................................     3

ARTICLE 3 - CONTRIBUTIONS AND ALLOCATIONS.............................................................     3

       Section 3.01      Sources of Contributions and Allocations to Accounts.........................     3
       Section 3.02      Before-Tax Employee Contributions............................................     3
       Section 3.03      Employer Matching Contributions..............................................     8
       Section 3.04      Employer Profit Sharing Contributions........................................    11
       Section 3.05      Rollover Contributions and Direct Transfers..................................    13
       Section 3.06      No After-Tax Employee Contributions..........................................    13

ARTICLE 4 - INVESTMENT AND VALUATION OF ACCOUNTS....................................................      14

       Section 4.01      Investment Elections.........................................................    14
       Section 4.02      Valuations...................................................................    15
       Section 4.03      Participant Statements.......................................................    15
       Section 4.04      ERISA Section 404(c) Compliance..............................................    15

ARTICLE 5 - RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT............................................    16

       Section 5.01      Retirement...................................................................    16
       Section 5.02      Disability...................................................................    16

Section 5.03      Death and Designation of Beneficiary.........................................    16
Section 5.04      Termination of Employment prior to Retirement, Disability
                     or Death..................................................................    17

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
ARTICLE 6 - DISTRIBUTIONS.............................................................................    17

       Section 6.01      Date of Distribution.........................................................    17
       Section 6.02      Distribution Options.........................................................    17
       Section 6.03      Valuation of Accounts, Forfeitures, and Subsequent
                            Distributions.............................................................    21
       Section 6.04      Loans to Participants........................................................    21
       Section 6.05      Distribution Due to Hardship.................................................    21
       Section 6.06      Age 59-1/2 In-Service Distributions..........................................    23
       Section 6.07      Premature Distributions......................................................    23
       Section 6.08      QDROs and Distributions to Alternate Payees..................................    24

ARTICLE 7 - SPECIAL PROVISIONS........................................................................    25

       Section 7.01      Service Rules................................................................    25
       Section 7.02      Changes in Employment Status and Transfers Between
                            Related Entities..........................................................    30
       Section 7.03      Limitations on Annual Allocations to Accounts................................    31
       Section 7.04      Top-Heavy Plan Rules.........................................................    33
       Section 7.05      Leased Employees.............................................................    38
       Section 7.06      Special Rules Relating to Veteran's Reemployment Rights
                            under USERRA..............................................................    39
       Section 7.07      Participating Employers......................................................    40

ARTICLE 8 - TRUST FUND................................................................................    42

       Section 8.01      Establishment and Maintenance of Fund........................................    42
       Section 8.02      The Trustee..................................................................    42
       Section 8.03      Resignation or Removal of Trustee............................................    44
       Section 8.04      Expenses.....................................................................    44
       Section 8.05      Taxes........................................................................    44
       Section 8.06      Investment Manager and Custodian.............................................    44

ARTICLE 9 - PROVISIONS RELATING TO ADMINISTRATION AND FIDUCIARIES.....................................    45

       Section 9.01      Plan Administration..........................................................    45
       Section 9.02      Claims Procedure.............................................................    46
       Section 9.03      Special Ruling...............................................................    48
       Section 9.04      Specific Allocation of Fiduciary Duties among Named
                            Fiduciaries...............................................................    48
       Section 9.05      Authorization for Further Allocation

   of Fiduciary Duties.....................................................    49

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
       Section 9.06      Employment of Advisers.......................................................    49
       Section 9.07      Delegation to Officers or Employees..........................................    49
       Section 9.08      Bonding......................................................................    49

ARTICLE 10 - AMENDMENT, TERMINATION AND MERGER........................................................    49

       Section 10.01     Amendment of the Plan........................................................    49
       Section 10.02     Termination of the Plan......................................................    50
       Section 10.03     Predecessor and Successor Employers; Merger or Consolidation
                            of Plan...................................................................    51
       Section 10.04     Notice.......................................................................    52

ARTICLE 11 - MISCELLANEOUS PROVISIONS.................................................................    52

       Section 11.01     Plan Subject to Approval.....................................................    52
       Section 11.02     Payments for the Benefit of Payee............................................    52
       Section 11.03     Non-Alienation of Benefits...................................................    52
       Section 11.04     Employer's Rights............................................................    52
       Section 11.05     Litigation...................................................................    53
       Section 11.06     Addresses and Mailing of Notices and Checks..................................    53
       Section 11.07     Action by Employer...........................................................    53
       Section 11.08     Construction.................................................................    53

ARTICLE 12 - DEFINITIONS..............................................................................    53

       Section 12.01     Account......................................................................    53
       Section 12.02     Accounting Date..............................................................    54
       Section 12.03     Beneficiary..................................................................    54
       Section 12.04     Break in Service.............................................................    54
       Section 12.05     Code.........................................................................    54
       Section 12.06     Company......................................................................    54
       Section 12.07     Compensation.................................................................    54
       Section 12.08     Effective Date...............................................................    54
       Section 12.09     Employee.....................................................................    54
       Section 12.10     Employer.....................................................................    55
       Section 12.11     Employer Stock...............................................................    55
       Section 12.12     ERISA........................................................................    55
       Section 12.13     Excess Contributions and Excess Deferrals....................................    55
       Section 12.14     5-Percent Owner..............................................................    55
       Section 12.15     Fund.........................................................................    55

Section 12.16     Highly Compensated Employee..................................................    55
Section 12.17     Highly Compensated Participant...............................................    56
Section 12.18     Hour of Service..............................................................    56

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                                                                                                  ----
Section 12.19     Normal Retirement Age........................................................    56
Section 12.20     Other Employer...............................................................    56
Section 12.21     Participant..................................................................    56
Section 12.22     Plan.........................................................................    56
Section 12.23     Plan Administrator...........................................................    56
Section 12.24     Plan Year....................................................................    56
Section 12.25     Related Entity...............................................................    56
Section 12.26     Self-Employed Individual.....................................................    56
Section 12.27     Trustee......................................................................    56
Section 12.28     Year of Service..............................................................    56

                                 TRUST AGREEMENT
                                      UNDER
                    TLC VISION (USA) CORPORATION 401(k) PLAN

      The parties to this Agreement are TLC Vision (USA) Corporation, a Delaware corporation ("Company"), and Robert W. May, B. Charles Bono III, and Stephen Tucker ("Trustees"). The parties agree to all of the following provisions:

      1. ADOPTION OF AMENDED AND RESTATED PLAN. On December 23, 1998, TLC Vision (USA) Corporation (then known as TLC The Laser Center (Delaware) Inc.) adopted a 401(k) plan known as the TLC The Laser Center (Delaware) Inc. 401(k) Plan. The Plan was amended and restated on September 2, 2003 to comply with the Internal Revenue Code of 1986, as amended ("Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including all provisions of the laws comprising "GUST," effective January 1, 1998. The Plan has been again amended and restated to reflect the merger of the 401(k) plan of its affiliate, Laser Vision Corporation, Inc., with and into the Plan and to permit matching contributions to be made in Employer Stock.

      2. SUPERSESSION OF PRIOR TRUST. This Agreement supersedes the prior agreement of trust between the Employer and the prior trustees dated September 2, 2003.

      3. DESIGNATION OF TRUSTEES. The Employer hereby designates the Trustees to hold in trust all funds contributed by the Company and any Employer or Other Employer, as defined in the Plan, and by Employees to the Plan, including funds held by the trustees under the prior trust agreement referred to in paragraph 2 and the funds transferred from the 401(k) plan of Laser Vision Corporation, Inc., for the purpose of providing benefits as described in the Plan.

      4. ACCEPTANCE BY TRUSTEES. The Trustees accept the trust and agrees to hold the funds contributed and earnings thereon for the exclusive benefit of Participants and their Beneficiaries pursuant to the terms of the Plan.

      5.    IMPOSSIBILITY OF DIVERSION. Except as provided in Sections 3.02 and
11.03 of the Plan, it shall be impossible, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Plan, for any part of the corpus or income held under this trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries.

      6. TERMS OF THE PLAN. The Employer and the Trustees acknowledge receipt of copies of the Plan and agree to be bound by the terms of the Plan as it pertains to the trust hereby created.

Dated: January 26, 2004                   TLC VISION (USA) CORPORATION,
                                          Company

/s/ Zindley L. Stahl                      By:  Robert W. May
_______________________                        ________________________
Witness                                        Robert W. May
                                          Its: Secretary

                                          Its:  Secretary

/s/ Zindley L. Stahl                            /s/ Robert W. May
_______________________________                 ________________________________
Witness                                         Robert W. May, Trustee

                       [signatures continued on next page)

/s/ Zindley L. Stahl                            /s/ B. Charles Bono III
_______________________________                 ________________________________
Witness                                         B. Charles Bono III, Trustee

/s/ Zindley L. Stahl                            /s/ Stephen Tucker
_______________________________                 ________________________________
Witness                                         Stephen Tucker, Trustee

                                   APPENDIX A

                                      2004

      The employees of the following companies are extended coverage under the
Plan:

Related Entities:

      TLC The Laser Center (Institute) Inc.
      TLC The Laser Center (Carolina) Inc.
      TLC The Laser Center (Indiana) LLC
      TLC Midwest Eye Laser Center, Inc.
      TLC The Laser Center (Tri-Cities) Inc.
      TLC The Laser Center (Northeast) Inc.
      TLC The Laser Center (Connecticut) L.L.C.
      TLC The Laser Center (Refractive 1) Inc.
      TLC The Laser Center (Baltimore Management) L.L.C.
      Aspen HealthCare, Inc.
      TLC The Laser Center (Annapolis) Inc.
      TLC The Laser Center (Baltimore) Inc.
      TLC Laser Eye Centers (Piedmont/Atlanta) LLC
      TLC Whitten Laser Eye Associates L.L.C.
      TLC Laser Eye Centers (ATAC) L.L.C.
      Laser Eye Care of California, L.L.C.
      Ontario Laser Center, LLC
      TLC Laser Center of Torrance, LLC
      Laser Eye Care of LaJolla, LLC
      Laser Vision Centers, Inc.

Other Employers

      TLC The Laser Center (Pittsburgh) L.L.C.
      TLC Florida Eye Laser Center, LLC
      TLC Ardmore, L.L.C.